UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ X ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

[ ]	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Vectrus, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Logistics
Global Network

VECTRUS, INC.

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

VECTRUS
TRUE TO YOUR MISSION

March 23, 2021

Vectrus, Inc.
2424 Garden of the Gods Road
Suite 300
Colorado Springs, CO 80919

Dear Fellow Shareholders:

Enclosed are the Notice of Annual Meeting of Shareholders and Proxy Statement for the Vectrus, Inc. 2021 Annual Meeting of Shareholders, which will be held virtually this year due to continued health and safety concerns as a result of the COVID-19 pandemic. This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the 2021 Annual Meeting are given in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, which provides information required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner. In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe use of the Internet makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

If you are the registered owner of Vectrus common stock and do not plan to vote at the virtual 2021 Annual Meeting, you may vote your shares by making a toll-free telephone call or using the Internet. Details of these voting options are explained in the Proxy Statement. If you choose to receive paper copies of our proxy materials, you can vote by completing and returning the enclosed proxy card by mail as soon as possible.

If you are a beneficial owner and someone else, such as your bank, broker or trustee, is the owner of record, the owner of record will communicate with you about how to vote your shares.

Whether or not you plan to attend the virtual 2021 Annual Meeting, please vote as soon as possible. Voting by any of the methods described above will ensure your representation at the Annual Meeting of Shareholders.

Sincerely,

CHARLES L. PROW
PRESIDENT AND CHIEF EXECUTIVE OFFICER

LOUIS J. GIULIANO
NON-EXECUTIVE CHAIRMAN OF
THE BOARD OF DIRECTORS

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
LOCATION DETAILS

TIME:	8:00 a.m. Eastern Time, on Thursday, May 6, 2021

PLACE:	Virtual Shareholder Meeting at www.virtualshareholdermeeting.com/VEC2021

ITEMS OF BUSINESS

ITEM 1	To elect three Class I Directors as members of the Board of Directors for a three-year term, each as named in the attached Proxy Statement.

ITEM 2	To ratify the appointment of Deloitte & Touche LLP as the Vectrus, Inc. Independent Registered Public Accounting Firm for 2021.
ITEM 3	To approve, on an advisory basis, the compensation paid to our named executive officers, as described herein.
ITEM 4	To approve, on an advisory basis, the frequency of the advisory vote on the compensation of our named executive officers.
ITEM 5	To transact such other business as may properly come before the meeting.

WHO CAN VOTE?
You can vote if you were a shareholder at the close of business on March 11, 2021, the record date.

ANNUAL REPORT TO SHAREHOLDERS AND ANNUAL REPORT ON FORM 10-K
Copies of our Annual Report to Shareholders and 2020 Annual Report on Form 10-K are provided to shareholders.

MAILING OR AVAILABILITY DATE
Beginning on or about March 23, 2021, this Notice of the 2021 Annual Meeting of Shareholders and the 2021 Proxy Statement are being mailed or made available, as the case may be, to shareholders of record on March 11, 2021.

ABOUT PROXY VOTING
Your vote is important. Proxy voting permits shareholders unable to attend the Annual Meeting of Shareholders to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. Most shareholders will not receive paper copies of our proxy materials and can vote their shares by following the Internet voting instructions provided on the Notice of Internet Availability of Proxy Materials. If you are a registered owner and requested a paper copy of the proxy materials, you can vote your shares by completing and returning your proxy card or by following the Internet or telephone voting instructions provided on the proxy card. Beneficial owners who received or requested a paper copy of the proxy materials can vote their shares by completing and returning their voting instruction form or by following the Internet or telephone voting instructions provided on the voting instruction form. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting of Shareholders by following the instructions on page 5 of this proxy statement and on the proxy card.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on Thursday, May 6, 2021 at 8:00 a.m. Eastern Time. The Company’s 2021 Proxy Statement, 2020 Annual Report on Form 10-K and Annual Report to Shareholders are available online at www.proxyvote.com.

If you want to receive a paper or email copy of these documents, you must request a copy. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in this proxy statement on or before April 22, 2021 to facilitate timely delivery.

By order of the Board of Directors,
COURTNEY A. SCHOCH
CORPORATE SECRETARY
March 23, 2021

i

ii

VECTRUS QUICK FACTS

ANNUAL MEETING OF SHAREHOLDERS INFORMATION

DATE	May 6, 2021	CORPORATE WEBSITE	www.vectrus.com
TIME	8:00 a.m. Eastern Time	INVESTOR RELATIONS WEBSITE	http://investors.vectrus.com/
LOCATION	Virtual at: www.virtualshareholdermeeting.com/VEC2021	ANNUAL REPORT ON FORM 10-K	http://investors.vectrus.com/Doc/index?did=57400702
RECORD DATE	March 11, 2021	CODE OF CONDUCT	http://investors.vectrus.com/govdocs
TRANSFER AGENT	Computershare Trust Company, N.A.
CORPORATE HEADQUARTERS	2424 Garden of the Gods Road, Suite 300, Colorado Springs, CO 80919

ANNUAL MEETING OF SHAREHOLDERS AGENDA ITEMS TO BE VOTED ON
MANAGEMENT RECOMMENDATION
ITEM 1. ELECTION OF DIRECTORS
To elect Class I Directors: - Bradford J. Boston - Charles L. Prow - Phillip C. Widman	FOR EACH CLASS I DIRECTOR NOMINEE
ITEM 2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2021.	FOR
ITEM 3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
To approve, on an advisory basis, the compensation of our named executive officers, as described in the 2021 Proxy Statement.	FOR
ITEM 4. FREQUENCY OF "SAY ON PAY" advisory vote
To approve, on an advisory basis, the frequency of the advisory vote of the compensation of our named executive officers.	ONE YEAR

DIRECTORS STANDING FOR ELECTION
	INDEPENDENT	COMMITTEE ASSIGNMENT
Bradford J. Boston	YES	Chair of the Compensation and Personnel Committee and Member of the Strategy Committee
Charles L. Prow	NO	None
Phillip C. Widman	YES	Member of the Audit Committee and the Compensation and Personnel Committee

NUMBER OF 2020 BOARD AND COMMITTEE MEETINGS
Board Meetings	16
Audit Committee Meetings	7
Compensation and Personnel Committee Meetings	8
Nominating and Governance Committee Meetings	4
Strategy Committee Meetings	4

INDEPENDENT NON-EXECUTIVE CHAIR
Louis J. Giuliano

ANNUAL DIRECTOR COMPENSATION AND OWNERSHIP GUIDELINES
Cash Retainer	$85,000
Restricted Stock Units	$115,000
Audit Committee Chair – Incremental Compensation	$15,000 Cash Retainer
Compensation and Personnel Committee Chair – Incremental Compensation	$10,000 Cash Retainer
Nominating and Governance Committee Chair – Incremental Compensation	$10,000 Cash Retainer
Strategy Committee Chair – Incremental Compensation	$10,000 Cash Retainer
Non-Executive Chair – Incremental Compensation	$50,000 Cash Retainer and $50,000 in Restricted Stock Units
Director Share Ownership Guidelines	5 X the Annual Cash Retainer Amount

BOARD SIZE
9 Directors

KEY PRINCIPLES AND PRACTICES
☑	Independent Chairman of the Board
☑	Committees 100% independent
w	Audit	w	Compensation and Personnel	w	Nominating and Governance	w	Strategy
☑	Majority vote standard in uncontested elections
☑
Restriction on the number of boards on which Directors may serve to avoid overboarding, including the number of boards on which a Director who is a CEO may serve (See "Information About the Board of Directors and Other Matters - Corporate Governance Principles")

☑	Annual Board and Committee evaluations
☑	Compensation tied to performance
☑	Limited perquisites
☑	No tax gross-ups on perquisites or in connection with a change in control. Tax protection may be provided for amounts associated with relocation.
☑	Policy against hedging, pledging or speculating in Company stock
☑	Share ownership guidelines for directors and officers
☑	Clawback policy
☑	No poison pill
☑	Regular executive sessions of the Board and each Committee without management present
☑	Board regularly reviews Board size and composition, including diversity and tenure, as well as Committee structure through its Nominating and Governance Committee

WE DO...
☑	Use an independent compensation consultant.
☑	Pay for performance.
☑	Retain meaningful stock ownership guidelines for Vectrus corporate officers and directors.
☑	Conduct an annual Say-on-Pay vote.
☑	Mitigate compensation risk through oversight, controls and appropriate incentives in our balanced compensation programs.
☑
Maintain double trigger change in control provisions in our equity award agreements and our equity incentive plan that require both consummation of a change in control transaction and termination of employment for accelerated vesting.

☑
Provide for a minimum vesting period of one year for employee equity grants, and generally provide in our employee award agreements for vesting in equal annual installments over a three-year period for our restricted stock unit and stock option awards.

☑	Provide for clawback or recoupment of incentive awards and related payments under certain circumstances.
WE DO NOT...
✗	Reprice stock options.
✗	Provide tax gross-ups for perquisites or in connection with a change in control; however, tax protection may be provided for costs associated with relocation.
✗	Guarantee minimum bonus payments.
✗	Provide for automatic base salary increases.
✗	Have fixed-term employment arrangements with our named executive officers ("NEOs"). All NEOs are at-will employees.
✗	Provide a traditional pension plan or a supplemental executive retirement plan.

2021 PROXY STATEMENT

INFORMATION ABOUT THIS PROXY STATEMENT AND VOTING
Your vote is very important to us. For this reason, the Board of Directors of Vectrus, Inc. (“Vectrus” or the “Company”) is requesting that you allow your common stock to be represented at the 2021 Annual Meeting of Shareholders (the "2021 Annual Meeting") by voting your shares after reviewing this Proxy Statement. This Proxy Statement is being sent or made available to you in connection with this request and has been prepared on behalf of the Board of Directors by our management team.

WHY DID I RECEIVE THESE PROXY MATERIALS?
Beginning on or about March 23, 2021, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were Vectrus shareholders as of the March 11, 2021 record date (the “Record Date”), as part of the Board of Directors’ solicitation of proxies for the 2021 Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and the 2020 Annual Report on Form 10-K (which have been furnished or made available to shareholders eligible to vote at the 2021 Annual Meeting) contain information that the Board of Directors believes offers an informed view of Vectrus.

WHO IS ENTITLED TO VOTE?
You can vote if you owned shares of the Company’s common stock as of the close of business on the Record Date.

WHAT ITEMS OF BUSINESS WILL I BE VOTING ON?
You are voting on the following items of business:

1	To elect three Class I Directors as members of the Board of Directors for a three-year term, each as named in this Proxy Statement.
2	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Registered Public Accounting Firm for 2021.
3	To approve, on an advisory basis, the compensation paid to our NEOs, as described herein.
4	To approve, on an advisory basis, the frequency of the advisory vote on the compensation paid to our NEOs.
5	To transact such other business as may properly come before the meeting.

HOW DO I VOTE?
If you are a registered owner, you can either vote via the web portal at the 2021 Annual Meeting or by proxy, whether or not you attend the 2021 Annual Meeting. Beneficial owners may vote by submitting their voting instructions. If you are a beneficial owner and your shares are held in a bank or brokerage account, you will need to obtain a proxy, executed in your favor, from your bank or broker to be able to vote at the 2021 Annual Meeting via the web portal.

WHAT IS THE DIFFERENCE BETWEEN A REGISTERED OWNER AND A BENEFICIAL OWNER?
If the shares you own are registered in your name directly with Computershare, our transfer agent, you are the registered owner and the “shareholder of record.” If the shares you own are held in a stock brokerage account, bank or by another holder of record, you are considered the “beneficial owner” because someone else holds the shares on your behalf.

WHAT ARE THE PROXY VOTING PROCEDURES?
Your vote is important. After reviewing this Proxy Statement, please vote your shares right away to make sure that your shares are represented at the 2021 Annual Meeting. Please follow the voting instructions on the proxy card (if you are a shareholder of record) or the voting instruction form (if you are a beneficial owner). You may vote:

8	(	+
BY INTERNET	BY TELEPHONE (FROM U.S.)	BY MAIL

WHY DOES THE BOARD SOLICIT PROXIES FROM SHAREHOLDERS?
Since it is impractical for all shareholders to attend the 2021 Annual Meeting and vote at the meeting, the Board of Directors recommends that you appoint the two people named on the accompanying proxy card to act as your proxies at the 2021 Annual Meeting.

HOW DO THE PROXIES VOTE?
The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors, except as discussed below under “What is a broker non-vote?" If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

HOW MANY VOTES DO I HAVE?
You have one vote for every share of Vectrus common stock that you owned on the Record Date.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?
The Board of Directors recommends a vote “FOR” the election of each of the Class I Director nominees of the Board of Directors (Item 1), “FOR” the ratification of the appointment of Deloitte as the Company's independent registered public accounting firm for 2021 (Item 2), “FOR” the approval on an advisory basis of the compensation of our NEOs (Item 3), and for a "ONE YEAR" frequency of the advisory vote on the compensation of our NEOs (Item 4).

WHAT IF I CHANGE MY MIND?
Shareholders of Record: You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote via the Internet or by telephone, as applicable. You can also send a written revocation to the Corporate Secretary at the Vectrus Corporate Headquarters, 2424 Garden of the Gods Road, Suite 300, Colorado Springs, CO 80919. If you virtually attend the 2021 Annual Meeting, you may vote via the virtual meeting platform and this vote will supersede your previously submitted proxy.

Beneficial Owners: You must contact the bank, broker or other nominee holding your shares and follow its instructions for changing your vote.

WHAT IS A "BROKER NON-VOTE"?
The New York Stock Exchange ("NYSE") has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may cast a vote on behalf of a beneficial owner from whom the broker has not received instructions with regard to discretionary matters but not non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE interpretations, agenda Item 2, the ratification of Deloitte as the Company’s independent registered public accounting firm, is considered a discretionary item. Your broker does not have discretion to vote your shares regarding Items 1, 3, or 4, each of which is considered a non-discretionary item.

Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present, but broker non-votes and abstentions will have no effect on the outcome of the proposals. There are four formal items scheduled to be voted upon at the 2021 Annual Meeting as described in this Proxy
Statement. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the 2021 Annual Meeting.

HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS OR APPROVE A PROPOSAL? HOW MANY VOTES ARE REQUIRED FOR AN AGENDA ITEM TO PASS?
The Amended and Restated Articles of the Company (the "Articles") and the Amended and Restated By-Laws of the Company (the "By-Laws") provide that in uncontested elections, Directors shall be elected by a majority of the votes cast (that is, the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee). Accordingly, broker non-votes and abstentions will not have any effect on the election of a Director. Cumulative voting in the election of Directors is not permitted. Items 2, 3 and 4 are advisory in nature and non-binding. Items 2, 3 and 4 will be considered to have passed if the votes cast in favor of the proposal exceed the votes cast against the proposal.

WHAT HAPPENS IF A DIRECTOR NOMINEE FAILS TO RECEIVE A MAJORITY OF THE VOTES CAST IN AN UNCONTESTED ELECTION?
Our By-Laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority of the votes cast, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chairman of the Board or the Corporate Secretary. The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders and make a recommendation to the Board regarding whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

HOW MANY SHARES OF VECTRUS STOCK ARE OUTSTANDING?
As of the Record Date, 11,694,771 shares of Vectrus common stock were outstanding and entitled to vote at the Annual Meeting of Shareholders.

HOW DO I ATTEND THE 2021 ANNUAL MEETING OF SHAREHOLDERS?
Shareholders who wish to attend the 2021 Annual Meeting, which is being held virtually, must log into the virtual meeting platform at
www.virtualshareholdermeeting/com/VEC2021 beginning at 7:45 a.m. Eastern Time on May 6, 2021. To be admitted to the meeting as a shareholder of record, you must enter the 16-digit control number found on your proxy card or notice. You may vote your shares or ask questions during the meeting by following the instructions available on the virtual meeting platform. Persons without a control number may attend the 2021 Annual Meeting as guests, but will not have the option to vote their shares or ask questions.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of the applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the 2021 Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A replay of the webcast will be available on the Investor Relations page of the Company's website at www.vectus.com/investors until May 6, 2021.

In the event of a technical malfunction or other significant problem that disrupts the 2021 Annual Meeting, the Chairman may adjourn, recess or expedite the Annual Meeting or take such other action as the Chairman determines in light of the circumstances. If you have difficulty accessing the 2021 Annual Meeting, please call 1-800-586-1548 (U.S.) or 303-562-9288 (international) and technicians will be available to assist you.

HOW DO I ASK QUESTIONS AT THE VIRTUAL 2021 ANNUAL MEETING?
Shareholders who log into the virtual meeting platform using the 16-digit control number found on their proxy card or notice may ask questions during the virtual 2021 Annual Meeting or during the fifteen minutes before commencement of the 2021 Annual Meeting by typing their question into the "Ask a Question" box located on the bottom left side of the webcast screen. A representative from Vectrus will review the questions and direct them to the appropriate individual at Vectrus to address them.

HOW MANY HOLDERS OF VECTRUS OUTSTANDING SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING OF SHAREHOLDERS?
In order to conduct business at the 2021 Annual Meeting, it is necessary to have a quorum. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the 2021 Annual Meeting. Abstentions and broker non-votes will be considered present for quorum purposes.

WHO COUNTS THE VOTES? IS MY VOTE CONFIDENTIAL?
Votes will be counted by the Inspector of Election appointed for the 2021 Annual Meeting. The Inspector of Election monitors the voting and certifies the confidentiality of the votes of shareholders.

WHO WILL SOLICIT PROXIES?
Our Directors, officers and other regular employees may solicit proxies. In addition, we have appointed Okapi Partners LLC to help with the solicitation effort. These persons and Okapi Partners LLC may solicit proxies in person, by mail, by telephone or other electronic communication. Our Directors, officers and other employees will not receive any additional compensation for these activities.

WHO WILL PAY FOR THE COSTS OF THIS PROXY SOLICITATION?
We will pay the full cost of soliciting proxies. We will pay Okapi Partners LLC a fee of $8,000 plus reimbursement of expenses to assist with the solicitation, and we will reimburse brokers, nominees, custodians and other fiduciaries for their costs in sending proxy materials to beneficial owners.

HOW CAN I SUBMIT A PROPOSAL FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS?
Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. If you want us to consider including a shareholder proposal in next year’s proxy statement, you must deliver such proposal, in writing, to Courtney Schoch, our Deputy General Counsel, Corporate, and Corporate Secretary, at our principal executive offices on or before November 23, 2021 and comply with applicable eligibility requirements and procedures.

Any other matters proposed to be submitted for consideration at next year’s Annual Meeting of Shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act) must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date we first sent or made these proxy materials available to shareholders.

Therefore, to be presented at our 2022 Annual Meeting of Shareholders, such a proposal must be received on or after November 23, 2021 but not later than December 23, 2021. The proposal must contain specific information required by our By-Laws, which are on file with the Securities and Exchange Commission ("SEC") and may be obtained from our Corporate Secretary upon written request. If a shareholder proposal is received before or after the range of dates specified above, our proxy materials for the next Annual Meeting of Shareholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

CAN A SHAREHOLDER NOMINATE DIRECTOR CANDIDATES?
In accordance with procedures and requirements set forth in our By-Laws, shareholders may propose nominees for election to the Board of Directors only after providing timely written notice, as set forth in the preceding section. To be timely, notice of Director nomination or any other business for consideration at the shareholders’ meeting must be received by our Corporate Secretary at our principal executive offices no less than 90 days nor more than 120 days prior to the first anniversary of the date we released our Proxy Statement to shareholders in connection with last year's Annual Meeting of Shareholders. Therefore, to be presented at our 2022 Annual Meeting of Shareholders, such a proposal must be received on or after November 23, 2021 but not later than December 23, 2021. The nomination and notice must meet all other qualifications and requirements of the Company’s Corporate Governance Principles, By-Laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all other Director nominees.

These standards are discussed in further detail below under “Information about the Board of Directors and Other Matters - Director Selection, Composition and Diversity.” You can request a copy of the nomination requirements from the Corporate Secretary of Vectrus.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING OF SHAREHOLDERS?
We will announce preliminary voting results at the 2021 Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the 2021 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the 2021 Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.

We will deliver only one copy of the proxy materials to multiple shareholders sharing an address unless we have received contrary instructions from one or more of those shareholders. We will, upon written or oral request, promptly deliver a separate copy of the proxy materials to a shareholder at a shared address to which single copies of the documents were delivered. You can make such request by writing to: Corporate Secretary, Vectrus, Inc., 2424 Garden of the Gods Road, Suite 300, Colorado Springs, CO 80919 or by calling 719-591-3600. Shareholders wishing to receive separate copies of the proxy materials in the future or shareholders sharing an address wishing to receive a single copy of proxy materials in the future may also contact our Corporate Secretary as described above.

Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker.

We also make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q, and 8-K. To access these filings, go to our website (www.vectrus.com) and click on “SEC Filings” under the “Investors” heading. Copies of our 2020 Annual Report on Form 10-K, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Corporate Secretary, Vectrus, Inc., 2424 Garden of the Gods Road, Suite 300, Colorado Springs, CO 80919.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement, 2020 Annual Report on Form 10-K and Annual Report to Shareholders, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

SHARE OWNERSHIP GUIDELINES
The Vectrus Board of Directors has established share ownership guidelines, as set forth below, for our Non-Management Directors who are not our employees ("Non-Management Directors") and corporate officers that we believe are consistent with general market practices. Share ownership guidelines for Non-Management Directors and corporate officers are reviewed annually to continue to align the guidelines with current market trends. The share ownership guidelines provide for share ownership levels at five times the annual cash retainer amount for the Non-Management Directors of the Company. Non-Management Directors receive a portion of their retainer, and the Non-Executive Chairman of the Board receives a portion of his Chairman fee, in restricted stock units (also referred to as “RSUs”), which are paid in shares when the RSUs vest. Non-Management Directors are encouraged to hold such shares until their total share ownership meets or exceeds the ownership guidelines.

The approved guidelines also require share ownership, expressed as a multiple of base salary, for the President and Chief Executive Officer, the Chief Financial Officer, Executive Vice Presidents, Senior Vice Presidents and Corporate Vice Presidents. The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each corporate officer to reach the guideline levels. Specifically, the guidelines apply as shown in the table below. In achieving these ownership levels, shares owned outright, Vectrus restricted stock and RSUs are considered.

Non-Management Directors	5 X Annual Cash Retainer Amount
CEO	5 X Annual Base Salary
CFO and Executive Vice Presidents	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Corporate Vice Presidents	1 X Annual Base Salary

With respect to corporate officers, in order to attain the ownership levels set forth in the guidelines, it is expected that any restricted stock or RSUs paid in shares when the RSUs vest will be held, and that all shares acquired through the exercise of stock options will be held, except to the extent necessary to meet tax obligations. Compliance with the guidelines is monitored periodically. Non-Management Directors and corporate officers are afforded five years to meet the guidelines. The Company has taken individual tenure and Non-Management Director and corporate officer share ownership levels into account in determining compliance with the guidelines. As of February 1, 2021, all of our Non-Management Directors and corporate officers are in compliance with our share ownership guidelines (taking into account the applicable five-year transition period), except Mr. Parker, who was granted a temporary accommodation due to an unforeseen financial situation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of February 1, 2021, the beneficial ownership of Vectrus common stock and options exercisable within 60 days of that date by each Director, by each of the executive officers named in the Summary Compensation Table, and by all Directors and executive officers as a group, as well as each person known to us to beneficially own more than 5% of our outstanding common stock. In addition, we have provided information about ownership of options and RSUs that provides economic linkage to Vectrus common stock but does not represent actual beneficial ownership of shares.
The number of shares beneficially owned by each Non-Management Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has the right to acquire beneficial ownership within 60 days through the exercise of any option or other right. Unless otherwise indicated, each Non-Management Director or executive officer has sole voting and dispositive power or shares those powers with his or her spouse.

Each person or entity has reported sole voting and investment power with respect to the shares beneficially owned by that person or entity, except as otherwise indicated. The percentages below for the beneficial owners holding more than 5% are based on the number of shares of our common stock issued and outstanding as of December 31, 2020. The information regarding persons owning more than 5% of our outstanding common stock is based solely on the most recent Schedule 13D or 13G filings with the SEC on behalf of such persons.

There were 11,625,708 shares of Vectrus common stock outstanding on February 1, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

	Amount and Nature of Beneficial Ownership (1)				Additional Economic Linkage Information
Name and Address of Beneficial Owner	Shares Owned (2)	Right to Acquire (3)	Total Shares Beneficially Owned	Percent Beneficially Owned	Total RSUs	Total Unvested Options
5% Shareholders
Fidelity Management & Research Co. LLC (4)	968,801	—	968,801	8.3%	—	—
BlackRock (5)	867,558	—	867,558	7.5%	—	—
Dimensional Fund Advisors, Inc. (6)	707,645	—	707,645	6.1%	—	—
Russell Investment Management LLC (7)	629,895	—	629,895	5.4%	—	—
The Vanguard Group, Inc. (8)	582,154	—	582,154	5.0%	—	—
Directors and Named Executive Officers (9)
Louis J. Giuliano	52,902	—	52,902	*	3,455	—
Bradford J. Boston	17,664	—	17,664	*	2,408	—
Mary L. Howell	21,404	—	21,404	*	2,408	—
William F. Murdy	18,664	—	18,664	*	2,408	—
Melvin F. Parker	6,662	—	6,662	*	2,408	—
Eric M. Pillmore	24,664	—	24,664	*	2,408	—
Stephen L. Waechter	26,664	—	26,664	*	2,408	—
Phillip C. Widman	27,664	—	27,664	*	2,408	—
Charles L. Prow	37,519	45,412	82,931	*	45,065	—
Susan D. Lynch	1,256	1,414	2,670	*	7,691	—
David A. Hathaway	5,630	7,867	13,497	*	7,542	—
Susan L. Deagle	4,966	9,459	14,425	*	7,542	—
Kevin T. Boyle	4,254	2,445	6,699	*	7,280	—
All executive officers and Directors as a group (18 persons)	271,798	104,057	375,855	3.2%	123,718	—
* Less than 1% of the outstanding shares of common stock.
(1)None of the Directors or NEOs have pledged Vectrus shares as security.
(2)Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse. Excludes shares that may be acquired through stock option exercises.
(3)Includes stock options and RSUs. Shares of common stock subject to options currently exercisable or exercisable within 60 days of February 1, 2021 and RSUs that will become vested within 60 days of February 1, 2021 are deemed outstanding and beneficially owned by the person holding such options or RSUs for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.
(4)As reported on a Schedule 13G/A filed on February 8, 2021, Fidelity Management & Research Co. LLC has sole voting power with respect to 206,445 shares of common stock, sole dispositive power with respect to 1,171,641 shares of common stock, and shared voting power and shared dispositive power with respect to 0 shares of common stock. The address for Fidelity Management & Research Co. LLC is 245 Summer Street, Boston, MA 02210.
(5)As reported on a Schedule 13G/A filed on February 1, 2021, BlackRock has sole voting power with respect to 847,025 shares of common stock, sole dispositive power with respect to 867,558 shares of common stock, and shared voting power and shared dispositive power with respect to 0 shares of common stock. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.
(6)As reported on a Schedule 13G/A filed on February 12, 2021, Dimensional Fund Advisors, Inc. has sole voting power with respect to 675,598 shares of common stock, sole dispositive power with respect to 707,645 shares of common stock, and shared voting power and shared dispositive power with respect to 0 shares of common stock. The address for Dimensional Fund Advisors, Inc. is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(7)As reported on a Schedule 13G filed on January 6, 2021, Russell Investment Management LLC has sole voting power with respect to 578,910 shares of common stock, shared voting power and sole dispositive power with respect to 0 shares of common stock and shared dispositive power with respect to 578,910 shares of common stock. The address for Russell Investment Management LLC is 1301 Second Ave., Suite 1800, Seattle, WA 98101.
(8)As reported on a Schedule 13G filed on February 10, 2021, The Vanguard Group, Inc. has sole voting power with respect to 0 shares of common stock, sole dispositive power with respect to 558,102 shares of common stock, shared voting power with respect to 16,083 shares of common stock and shared dispositive power with respect to 24,052 shares of common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(9)The address of each of the Directors and NEOs listed is c/o Vectrus, Inc., 2424 Garden of the Gods Road, Ste. 300, Colorado Springs, CO 80919.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that the Company's executive officers and Directors, and any persons beneficially owning more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company's knowledge, based upon a review of the copies of the reports furnished to the Company and written representations by Directors and executive officers that no other reports were required, all Directors, executive officers and persons beneficially owning more than 10% of our common stock timely filed reports required under Section 16(a) of the Exchange Act for the year ended December 31, 2020, except for two late reports. Form 3 reports for Ms. Corrine Minton-Package and Mr. Kenneth W. Shreves were inadvertently filed late.

PROPOSALS TO BE VOTED ON AT THE 2021 ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
Our Articles provide for a classified Board of Directors divided into three classes designated Class I, Class II and Class III, each serving staggered three-year terms. The term of our Class I Directors expires at the 2021 Annual Meeting. The terms of the Class II and Class III Directors will expire at the 2022 and 2023 Annual Meeting of Shareholders, respectively. Directors elected by the shareholders at an Annual Meeting of Shareholders to succeed those Directors whose terms expire at such meeting are of the same class as the Directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified.

The election of Directors requires the affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders. Accordingly, abstentions and broker non-votes will not have any effect on the election of a Director.

The full Board of Directors has considered and nominated three Class I nominees for election as Directors at the 2021 Annual Meeting, to serve for a three-year term. The qualifications and attributes considered by the Board when selecting each of these directors for nomination are described under the heading “Qualifications” in the respective Director’s biography below. Each of the Class I nominees is currently serving as a Director of Vectrus and has agreed to continue to serve if elected until the earlier of his or her retirement, resignation or death. If unforeseen circumstances arise before the 2021 Annual Meeting and a nominee becomes unable to serve, the Board of Directors could reduce the size of the Board or nominate another candidate for election. If the Board of Directors nominates another candidate, the proxies could use their discretion to vote for that nominee.

PROPOSAL 1
ELECTION OF THREE CLASS I DIRECTOR NOMINEES FOR A TERM OF THREE YEARS
The following information describes the biographical information, offices held, other business directorships, additional director experience, qualifications, attributes and skills and the class and term of each nominee. Beneficial ownership of equity securities of the nominees is described in the discussion of “Security Ownership of Certain Beneficial Owners and Management.”

BRADFORD J. BOSTON
AGE	67
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Compensation and Personnel Committee, Chair; Strategy Committee, Member
QUALIFICATIONS:
Mr. Boston has extensive leadership and management experience in delivering technology solutions, including to defense industry customers. He has also served in various senior management positions at both public and private companies.
Mr. Boston serves as a Director. From 2012 to February 2018, Mr. Boston served as the President and Chief Executive Officer of NetNumber Inc., a provider of next-generation centralized addressing, routing and database solutions to the global communications industry. He was Senior Vice President of Global Government Solutions & Corporate Security Programs Office of Cisco Systems, Inc., a multinational technology company that designs, manufactures and sells networking equipment, from 2006 to 2012, where he was responsible for engineering, business development and advanced services groups in support of defense customers in the United States, NATO and elsewhere and led all Cybersecurity coordination efforts with various governments around the world. Before that, he was Chief Information Officer of Cisco Systems, Inc. from 2001 to 2006. He also held senior positions at Corio, Inc., Sabre Holdings Corporation, American Express Company and Visa International from 1993 to 2001. Mr. Boston previously served on the Board of Directors of NetNumber Inc. Mr. Boston received a Bachelor’s degree from the University of Illinois.

	CHARLES L. PROW
	AGE	61
	DIRECTOR SINCE	2016
COMMITTEE ASSIGNMENTS
None.
QUALIFICATIONS:
Mr. Prow has an extensive background and leadership experience in global government services organizations and expertise involving information technology and the development of complex strategic solutions for a wide range of government customers. His strong business background provides him with a valuable perspective and deep understanding of the challenges facing government services organizations.
Mr. Prow has served as our President and Chief Executive Officer since December 2016. He is also a member of our Board of Directors. Mr. Prow has over 30 years of information technology and federal services experience, including leadership positions at IBM Corporation, PricewaterhouseCoopers, and Coopers & Lybrand. During his career, he has run large global government services organizations, delivering solutions to a wide array of Department of Defense and other government customers. From August 2015 through August 2016, he served as President, CPS Professional Services, a service-disabled veteran-owned small business, where he provided management consulting services to U.S. government clients. Previously, Mr. Prow served in multiple roles with IBM Corporation, a multinational technology company, including: (i) from 2014 to 2015 as General Manager, Global Government Industry in connection with IBM’s technology and services competencies, where he had responsibility for global revenues exceeding $9 billion; (ii) from 2012 to 2013 as General Manager, Global Business Services, with strategic, profit and loss and operational responsibility for IBM’s over $4 billion North America consulting services unit; and (iii) from 2007 to 2012 as General Manager, Global Business Services, with strategic, profit and loss and operational responsibility for IBM’s over $2.4 billion United States Public Sector business unit. He currently serves on the board of directors for the International Research and Exchange Board (IREX). Mr. Prow has a Bachelor's of Science degree in Management and Data Processing from Northwest Missouri State University.

PHILLIP C. WIDMAN
AGE	66
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Audit Committee, Financial Expert; Compensation and Personnel Committee, Member
QUALIFICATIONS:
Mr. Widman has an extensive financial and management background and has experience serving as a chief financial officer and senior executive of several companies. Mr. Widman has also served as a director of other public companies, including service as member and chair of several audit committees.
Mr. Widman serves as a Director. From 2002 to his retirement in 2013, Mr. Widman was Senior Vice President and Chief Financial Officer of Terex Corporation, a global manufacturer delivering customer-driven solutions for a wide range of commercial applications, including the construction, infrastructure, quarrying, mining, manufacturing, transportation, energy and utility industries. From 2001 to 2002, he was an independent consultant, and from 1998 to 2001, he served as Executive Vice President and Chief Financial Officer of Philip Services Corporation, an integrated environmental and industrial service corporation. Prior to joining Philip Services Corporation, Mr. Widman spent 11 years at Asea Brown Boveri Ltd. and 12 years at UNISYS Corporation in various financial and operational capacities. Mr. Widman currently serves as a director of Sturm, Ruger & Co., Inc., where he is the Chairman of the Audit Committee and a member of the Risk Oversight and Capital Policy Committees, and as a director of Harsco Corporation, where he is the Chairman of the Audit Committee and a member of the Management Development and Compensation Committee. He was a director of Lubrizol Corporation from November 2008 until its acquisition by Berkshire Hathaway in September 2011, where he served as a member of the Nominating and Governance Committee and Chairman of the Audit Committee. Mr. Widman received a BBA from the University of Michigan and an MBA from Eastern Michigan University.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF EACH OF THE THREE PROPOSED CLASS I NOMINEES LISTED ABOVE TO THE VECTRUS BOARD OF DIRECTORS.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS
The following information describes the offices held, biographical information, other business directorships, additional director experience, qualifications, attributes and skills, and the class and term of each director whose term continues beyond the Annual Meeting of Shareholders and who is not subject to election this year. Beneficial ownership of equity securities of continuing members of the Board of Directors is described in the discussion of “Security Ownership of Certain Beneficial Owners and Management.”

CLASS II - DIRECTORS WHOSE TERMS EXPIRE IN 2022

LOUIS J. GIULIANO
AGE	74
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
None.
QUALIFICATIONS:
Mr. Giuliano has an extensive background in management and finance, as well as experience as the former Chairman, CEO and President of ITT Corporation.
Mr. Giuliano serves as our Non-Executive Chairman. He currently serves as an operating executive of The Carlyle Group, a global alternative asset management firm. Mr. Giuliano retired as Chairman, CEO, and President of ITT Corporation, a global diversified manufacturing company and former parent of Exelis Inc., in December 2004. Mr. Giuliano joined ITT Corporation in 1988 as vice president of Defense Operations and became president of ITT Defense and Electronics in 1991. Before joining ITT Corporation, Mr. Giuliano spent 20 years with Allied-Signal where he held numerous positions within the Aerospace Group. He serves as the Chair of the Evergreen Christian School and he serves on the Board of Meadowkirk Retreat Center. He is an active member of the CEO Forum and the Advisory Board for the Princeton University Faith and Work Initiative, and a founder of Workforce Ministries. Mr. Giuliano was named a governor of the U.S. Postal Service by President George W. Bush in November 2004. He was confirmed by the Senate in June 2005, for a term that expired in December 2015. He served as vice chairman of United States Post Office Board of Governors from February 2009 to January 2010, and as chairman of the United States Post Office Board of Governors from January 2010 until December 2011. Prior Board positions include Engelhard Corp., ServiceMaster, and JMC Steel Group. He is a graduate of Syracuse University with a Bachelor of Arts degree in chemistry and a Master’s of Business Administration.

CLASS II - DIRECTORS WHOSE TERMS EXPIRE IN 2022 (cont.)

MARY L. HOWELL
AGE	68
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Strategy Committee, Chair; Audit Committee, Member
QUALIFICATIONS:
Ms. Howell has extensive management experience in the aerospace and defense industry. She has served as a director of another public company that also serves government and defense customers.
Ms. Howell serves as a Director. Ms. Howell is currently the Chief Executive Officer of Howell Strategy Group, an international consulting firm. Previously, Ms. Howell served as Executive Vice President of Textron Inc. from 1995 until her retirement in 2009. She served as an officer of Textron Inc. for 24 years, serving on the Textron Management Committee for over 15 years. Ms. Howell currently serves on the Board of Directors of Astec Industries, Inc., where she is a member of the Audit Committee. She formerly served on the Board of Esterline Corporation where she served as Lead Director. She also serves on the executive committee of the Board of the Atlantic Council. In 2008, Ms. Howell received the Charles Ruch Semper Fidelis Award and in 2010 became an Honorary Marine. Ms. Howell received a Bachelor’s degree from the University of Massachusetts at Amherst.

ERIC M. PILLMORE
AGE	67
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Nominating and Governance Committee, Chair; Compensation and Personnel Committee, Member
QUALIFICATIONS:
Mr. Pillmore has extensive corporate governance and financial experience, which includes advising boards of both private and public companies on corporate governance and serving as chief financial officer of several companies.
Mr. Pillmore serves as a Director. In addition, he serves as Managing General Partner with Amore Group, Inc. and as President of Pillmore Consulting, LLC. From 2010 to July 2014, Mr. Pillmore served as senior advisor to the Center for Corporate Governance of Deloitte LLP, which provides board governance services to global clients. Mr. Pillmore was Senior Vice President of Corporate Governance of Tyco International Corporation from 2002 to 2007. Mr. Pillmore also held CFO positions at Multilink Technology Corporation, McData Corporation and General Instrument Corporation from 1996 to 2002. Before that, he spent 17 years with General Electric Company and four years as a naval officer. Mr. Pillmore is currently a Board member of the Colson Center. He received a Bachelor’s degree from the University of New Mexico and an Executive Masters of Business Administration degree from Villanova University.

CLASS Iii - DIRECTORS WHOSE TERMS EXPIRE IN 2023

WILLIAM F. MURDY
AGE	79
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Audit Committee, Member; Nominating and Governance Committee, Member; Strategy Committee, Member
QUALIFICATIONS:
Mr. Murdy has strong industry background and extensive management and leadership experience as chairman and chief executive officer of several public and private companies. Mr. Murdy has also served as a director of other public companies providing additional relevant experience.
Mr. Murdy serves as a Director. Mr. Murdy has served as Chairman of the Thayer Hotel, a historic hotel, since April 2009 and as Chairman of the Thayer Leader Development Group, a leadership development company, since May 2010. Mr. Murdy retired as the Chairman of Comfort Systems USA, a provider of heating, ventilation, air conditioning installation and services in the commercial/industrial/institutional sector, in May 2014. From 2000 to 2011, Mr. Murdy was Chairman and Chief Executive Officer of Comfort Systems USA. Prior to that, he was President and Chief Executive Officer of Club Quarters, a membership hotel chain. From 1997 to 1999, he was Chairman, President, Chief Executive Officer and Co-Founder of LandCare USA, Inc., a leading commercial landscape and tree services company, which later merged with ServiceMaster. Mr. Murdy also held management positions in the investment sector, including as Managing General Partner of the Morgan Stanley Venture Capital Fund and President of its associated management company from 1981 to 1989. From 1974 to 1981, he served in a number of positions including Chief Operating Officer of Pacific Resources. He served in the United States Army from 1964 to 1974, including tours in Vietnam and teaching at West Point. Formerly, Mr. Murdy also served as the Lead Independent Director of the Board of Directors of LSB Industries, Inc. and Chair of its Compensation Committee. Until recently, Mr, Murdy was a Director of Kaiser Aluminum (NYSE: KALU) and VIL (NYSE: VIL-nonAGR). He is currently a Director of Global Infrastructure Services, a large ($8 billion in revenue) private construction management company. He received a Bachelor’s degree in engineering from the U.S. Military Academy at West Point and a Master’s degree from Harvard Business School.

CLASS Iii - DIRECTORS WHOSE TERMS EXPIRE IN 2023 (cont.)

MELVIN F. PARKER
AGE	53
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Compensation and Personnel Committee, Member; Nominating and Governance Committee, Member; Strategy Committee, Member
QUALIFICATIONS:
Mr. Parker has extensive management and leadership experience as a senior executive for a number of public companies.
Mr. Parker serves as a Director. Since December 2017, Mr. Parker has served as President and Chief Executive Officer of Take The Limits Off, LLC, a leadership development, executive coaching and business consulting firm. From May 2016 to February 2017, Mr. Parker served as Managing Director for North America for Aggreko plc, the leading global provider of modular, mobile power and adjacent product solutions. From November 2015 to February 2016, he served as the Senior Vice President and General Manager for Residential and Commercial Energy Solutions at Enphase Energy, Inc., a global energy technology company. From 2012 to December 2014, Mr. Parker served as President of North America for the Brink's Company, a major provider of armored transportation services in North America. Before joining Brink's in 2012, Mr. Parker served as Vice President and General Manager of the North America Consumer and Small Business Division at Dell, Inc. from 2010 to 2012 and as Executive Director and General Manager of US Small Business - Small and Medium Business - Americas at Dell, Inc., a multinational computer technology company that develops, sells, repairs and supports computers and related products and services, from 2009 to 2010. From 1994 until 2009, he held numerous senior leadership roles at multiple Fortune 500 Companies, including PepsiCo., Corporate Express (Staples) and Newell Rubbermaid. Mr. Parker is a decorated combat veteran and graduate of the U.S. Army Ranger and Airborne School. He served with distinction in the 82nd Airborne Division at Fort Bragg, N.C. He currently serves as a director on the Board of the National Black MBA Association. He is also a member of the Executive Leadership Council and was named to the Savoy Top 100 Most Influential Blacks in Corporate America for 2012 to 2014. Mr. Parker received a Bachelor's degree from the U.S. Military Academy at West Point.

STEPHEN L. WAECHTER
AGE	70
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Audit Committee, Chair; Nominating and Governance Committee, Member
QUALIFICATIONS:
Mr. Waechter has extensive financial and leadership experience as chief financial officer of several government contractors and other public companies. Mr. Waechter has also served as a director and as an audit committee chair of one public and several private companies. He has an extensive background with mergers and acquisitions.
Mr. Waechter serves as a Director. From 2008 to 2014, Mr. Waechter was Vice President of Business Operations and Chief Financial Officer of ARINC Incorporated, a provider of communications, engineering and integration solutions for commercial, defense and government customers worldwide. From 1999 to 2007, he was Executive Vice President and Chief Financial Officer of CACI International, Inc., one of the largest government information technology contractors. Before joining CACI, Mr. Waechter served as Chief Financial Officer for a number of high-technology companies including Government Technology Services, Inc., Vincam Human Resources, Inc. and Applied Bioscience International. Mr. Waechter’s early career includes 19 years at GE, most recently as Vice President, Finance for GE Information Services. Mr. Waechter formerly served as Chairman of the Board of Directors of Social & Scientific Systems, Inc., and Chair of the Audit Committee. He serves as Chairman of the Board of Directors of CareFirst, Inc., where he also serves as the Chair of the Executive Committee, Strategic Planning Committee and Nominating Committee, and formerly served as Chair of the Audit Committee. He is also a member of the Board of Trustees of Christian Brothers University and former Chair of the Finance Committee of Choral Arts Society of Washington, D.C. Mr. Waechter received a Bachelor’s degree from Christian Brothers College and a Master’s degree in Business Administration from Xavier University.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
The Audit Committee has appointed Deloitte as our independent registered public accounting firm for 2021. Deloitte has served as the Company's independent auditors since 2013.

Shareholder ratification is not required for making such appointment for the fiscal year ending December 31, 2021 because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted to shareholders for ratification with a view toward soliciting the opinion of shareholders, which will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if shareholders do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company and its shareholders. We expect that representatives of Deloitte will be present at the 2021 Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions. Deloitte is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2020.

The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s audit. Among the performance factors reviewed are the following:

PERFORMANCE FACTORS REVIEWED INCLUDE DELOITTE'S:
●	Independence	●	Non-audit services
●	Experience	●	Management structure
●	Technical capabilities	●	PCAOB inspections results
●	Service quality assessment	●	Commitment to quality reporting
●	Compliance and ethics programs	●	Length of time engaged by the Company
●	Responsiveness	●	Leadership
●	Financial strength	●	Industry insight

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter. The Audit Committee discussed these considerations as well as Deloitte’s fees and services with Deloitte and our management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB in Rule 3526.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
For the year ended December 31, 2020, we paid Deloitte fees totaling $1,306,117 which are categorized below. Aggregate fees billed to us represent fees billed by the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates.

Fiscal Year Ended
	2020 ($)	2019 ($)
Audit Fees(1)	1,264,222	1,073,933
Audit-Related Fees(2)	40,000	70,000
Tax Fees(3)	N/A	N/A
All Other Fees(4)	1,895	1,895
Total	1,306,117	1,145,828

(1)	Fees for audit services billed in 2020 and 2019 consisted of:
	●	Audit of our annual consolidated financial statements;
	●	Audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;
	●	Reviews of our quarterly financial statements; and
(2)	Fees for audit-related services billed in 2020 and 2019:
	●	Consents and other services related to SEC matters in 2019.
	●	Performance of agreed-upon procedures relating to the proxy statement and annual incentive program.
(3)	No fees were billed to Vectrus for tax services performed in 2020 and 2019.
(4)	All Other Fees:
	●	Subscription based services for 2020 and 2019.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee pre-approves audit and permitted non-audit services provided by Deloitte. The Audit Committee has also adopted a policy on pre-approval of permitted audit related and non-audit services provided by Deloitte and permitted certain non-audit services provided by outside internal audit service providers. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte and any outside internal audit service providers may perform permitted non-audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts, or circumstances exceed specified amounts. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has determined that, where practical, all permitted audit-related and non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte.

Providers other than Deloitte shall be preferred in the selection process for permitted audit-related and non-audit service-related work. The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing function, which Deloitte may provide without further Audit Committee pre-approval. These categories include, among others, the following:

1.Professional services rendered for the audits of our consolidated financial statements, statutory audits, reviews of our quarterly consolidated financial statements and assistance with review of documents filed with the SEC. Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;
2.Employee benefit plan independent audits and preparation of tax returns for our defined contribution, defined benefit and health and welfare benefit plans, and preparation of the associated tax returns;
3.Tax compliance and certain tax planning; and
4.Accounting consultations and support related to new or existing accounting standards.

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte on at least a quarterly basis.

We may not engage Deloitte to provide the services described below:
1.Bookkeeping or other services related to the accounting records or financial statements of the Company;
2.Financial information systems design and implementation;
3.Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
4.Actuarial services;
5.Internal audit outsourcing services;
6.Management functions or human resources services;
7.Broker-dealer, investment adviser or investment banking services; or
8.Legal services and other expert services unrelated to the audit.

Employees of Deloitte who are senior manager level or above, including lead or concurring partners or other significant audit partners and who have been involved with us in the independent audit, may not be employed by us in any capacity for a period of two years after the termination of their activities on our account.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

PROPOSAL 3
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. The text of the resolution in respect of Proposal 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

At our 2020 Annual Meeting, our shareholders overwhelmingly approved our named executive officer compensation, with approximately 97.8% of the votes cast in favor of the proposal. We value this endorsement by our shareholders and believe that the outcome demonstrates the support of our shareholders for our compensation programs.

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis.

In particular, shareholders should note that the Compensation and Personnel Committee bases its executive compensation decisions on the following key objectives:

●	align executive and shareholder interests by providing incentives linked to our revenue, new business, earnings per share, days sales outstanding, and individual goals, as well as Total Shareholder Return (TSR) relative to the Aerospace and Defense companies in the S&P 1500 Index;
●	achieve long-term shareholder value creation without undue business risk;
●	create a link between an executive's compensation and his or her individual contribution and performance;
●	attract, motivate and retain the most creative and talented industry leaders, recognizing the extremely competitive nature of the industry in which we operate; and
●	maintain compensation programs and practices that are competitive with and comparable to the compensation programs and practices of peer companies in the industry in which we operate and other comparable companies.
While the results of the vote are not binding on the Board of Directors but are only advisory in nature, the Board of Directors intends to carefully consider the results of the vote. The Board of Directors has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board of Directors modifies this policy, the next advisory vote on executive compensation will occur at the 2022 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As described in Proposal No. 3, the Company's shareholders are being provided the opportunity to cast an advisory vote to approve the compensation of the Company's named executive officers, that is, the "Say on Pay" vote. Section 14A of the Securities Act of 1934 also affords shareholders the opportunity to cast an advisory vote on how often the Company should include the Say on Pay vote in its proxy materials for future annual shareholder meetings (or other meetings of shareholders at which directors will be elected). Under this Proposal No. 4, shareholders may vote to have the Say on Pay vote every year, two years or three years, or abstain from the vote.

Although this vote is non-binding, the Board and Compensation Committee value the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of the Say on Pay vote.

The Board has determined that an annual Say on Pay vote is the best approach for the Company and its shareholders because the Board believes that a one-year frequency provides the highest level of accountability and communication by and between the Board and its shareholders. An annual Say on Pay vote enables shareholders to approve the compensation of the named executive officers with the most recent executive compensation information presented in the proxy statement for the annual meeting of shareholders. In addition, the Board recognizes the importance of receiving regular, direct input from shareholders on important issues, such as the Company's compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual vote is consistent with Company policies of annually seeking input from, and engaging in discussions with, the shareholders on corporate governance matters and executive compensation philosophy, policies and practices.

For the reasons stated above, the Board recommends a vote for a "one year" frequency for the Say on Pay vote. Please note that shareholders are not voting to approve or disapprove the best approach determined by the Board with respect to this proposal noted above. Rather, shareholders may cast their vote on their preferred frequency by choosing the option of one year, two years or three years, or abstain from the vote.

This proposal requests the affirmative vote of a majority of those present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will not be counted as votes cast "FOR" or "AGAINST" any frequency choice and will have no effect on the outcome of this proposal. If none of the options receives a majority vote, the option that receives the highest number of votes cast will be considered to be the frequency selected by the shareholders. However, because this is only an advisory vote, the Board may decide that it is in the best interests of the shareholders and the Company to hold the Say on Pay vote more or less frequently than the option selected by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE for THE FREQUENCY OF "ONE YEAR" FOR THE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS BEGINNING WITH THE 2021 ANNUAL MEETING OF SHAREHOLDERS.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND OTHER MATTERS
STRUCTURE OF THE BOARD OF DIRECTORS
Our Articles provide that the Vectrus Board of Directors is divided into three classes that are as nearly equal in number as possible. The current terms of the Class I, Class II and Class III Directors will expire at the Annual Meeting of Shareholders in 2021, 2022 and 2023, respectively, and in each case, when any successor has been duly elected and qualified. Upon the expiration of each term, Directors will subsequently serve three-year terms if they are renominated and reelected. The Class I Directors nominated for a three-year term are Bradford J. Boston, Charles L. Prow and Phillip C. Widman, the Class II Directors are Louis J. Giuliano, Mary L. Howell and Eric M. Pillmore, and the Class III Directors are William F. Murdy, Melvin F. Parker and Stephen L. Waechter.
The Nominating and Governance Committee and the Board of Directors regularly review our corporate governance practices to ensure that such practices, including the procedures for the election of Directors, remain in the best interests of the Company, its shareholders and other relevant constituencies. The Board of Directors believes that its classified structure, which was implemented in 2014 when Vectrus became an independent, publicly traded company, provides important governance benefits, including stability and continuity in the leadership of the business and affairs of the Company. A classified board also allows Vectrus, as a relatively new public company, to focus on its long-term growth strategies and commitment to long-term shareholder value. The Board also recognizes the benefit of providing our shareholders an opportunity to vote on the performance of all our directors on an annual basis. However, after careful consideration, the Board believes that, at this time, the Company will continue to benefit from the classified board structure, but will continue to review this structure each year for appropriateness. The Company has opted out of the Indiana mandatory classified board structure requirements.

During 2020, the Vectrus Board of Directors held a total of 16 meetings. Additionally in 2020, seven meetings of the Audit Committee, four meetings of the Nominating and Governance Committee, eight meetings of the Compensation and Personnel Committee (the "Compensation Committee") and four meetings of the Strategy Committee were held. In 2020 all Directors attended at least 90% of all meetings of the Vectrus Board and Committees on which they served. In conjunction with the regular meetings, those Directors who are not employees of Vectrus met privately (without management) following four of the five such Board meetings during the year. The Non-Executive Chairman presides over these private meetings. It is Company practice that all Directors attend the Company’s Annual Meeting of Shareholders. In 2020, all Directors attended the Annual Meeting of Shareholders. For 2021, the Board has scheduled five regular meetings.

DIRECTOR INDEPENDENCE
The Company’s Corporate Governance Principles require that a majority of the Directors be independent directors. Additionally, the Company’s Non-Management Directors must meet the independence standards of the NYSE and the Company’s Corporate Governance Principles. The Charters of the Audit, Compensation, and Nominating and Governance Committees require all members of those committees to be independent directors, in accordance with the rules of the NYSE. The Strategy Committee Charter requires that a majority of the members of the Strategy Committee be independent directors in accordance with the rules of the NYSE.

Each year, the Company’s Directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee annually reviews and considers all relevant facts and circumstances with respect to the independence of each Director, including the Class I Directors standing for election, prior to recommending selection as part of the slate of Directors presented to the shareholders for election at the Company’s Annual Meeting of Shareholders. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the standards described above.
In February 2021, the Board considered whether there were any regular commercial sales and payments in the ordinary course of business to companies where any of the Directors serve as an employee, executive officer or director, as well as whether there were any charitable contributions with respect to each of the Non-Management Directors, including the Class I Directors standing for election at the Company’s 2021 Annual Meeting. The Board determined that there were no such sales to Vectrus or purchases by Vectrus, other than de minimis amounts.

In no instance was a Director a current employee, nor was an immediate family member of a Director a current executive officer, of a company that has made payments to, or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of each respective company’s consolidated gross revenues. The Board determined that there were no Company charitable contributions to any non-profit organizations affiliated with any of the Non-Management Directors. Accordingly, no contribution exceeded the greater of $1 million or 2% of the consolidated gross revenues of any non-profit organization. In addition, with respect to each Non-Management Director, Vectrus made no contribution of $120,000 or greater to any charitable or non-profit organization. The Board also considered that there were no contributions to any nonprofit organization, charity or private foundation over $10,000 requiring approval under the Company's Charitable Contribution Conflict of Interest Policy for Directors, Director Nominees and Senior Management. (See "Charitable Contribution Conflict of Interest Policy.")

In affirmatively determining the independence of Directors who serve on the Compensation Committee, the Board also considered other factors it considered relevant to determining whether any such Director has a relationship to the Company which is material to that Director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, among other things, the source of compensation of each such Director, including any consulting, advisory or other compensatory fees paid by the Company, and whether the Director has an affiliate relationship with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.

Based on its review, the Board of Directors has affirmatively determined, after considering all relevant facts and circumstances, that each of Messrs. Boston, Giuliano, Murdy, Parker, Pillmore, Waechter and Widman, and Ms. Howell is independent and none has a material relationship with the Company and that all Non-Management Directors, including all members of the Audit, Compensation, Nominating and Governance and Strategy Committees, meet NYSE corporate governance rules and independence standards for listed companies, which is also the independence standard for Directors as set forth in the Company’s Corporate Governance

Principles. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. Mr. Prow is the President and Chief Executive Officer of Vectrus and is not an independent Director.

Each of Bradford J. Boston and Phillip C. Widman, two of the three directors standing for election as Class I Directors at the 2021 Annual Meeting, is independent. Charles L. Prow, the third director standing for election as a Class I Director, is our President and Chief Executive Officer, and therefore, is not an independent Director.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS
The Board of Directors sets policy for Vectrus and advises and counsels the President and Chief Executive Officer and the executive officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that, among other things:

●	the Company’s business is conducted in conformity with applicable laws and regulations;
●	the Company’s systems of financial reporting and internal controls are adequate and properly implemented and the Company has appropriate risk management structures in place;
●	there is continuity in the leadership of the Company;
●	management develops sound business strategies;
●	adequate capital and managerial resources are available to implement the business strategies;
●	the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters, are reviewed and approved; and
●	the Company’s operating plans, capital, research and development budgets are reviewed and approved.
In connection with its responsibility for overseeing the affairs of the Company, the Board seeks to keep itself informed about the Company's business and strategies. The Board is committed to being involved in the Company's strategic planning process throughout the year and discusses strategy at almost every Board meeting. Strategy is also discussed during regularly scheduled executive sessions without Company management present. This involvement enables the Board to provide continued guidance to management in formulating and developing a strategic plan that articulates the Company’s core strategies and imperatives.

CORPORATE GOVERNANCE PRINCIPLES
The Board of Directors has adopted Corporate Governance Principles for the Company, which provide, among other things, that the Board of Directors is responsible for selecting the Chairman of the Board of Directors and the Chief Executive Officer in any way it considers in the best interests of the Company. The Board of Directors has determined that the Chairman of the Board should be a non-executive Chair, to provide additional guidance, advice, and counsel and to allow the President and Chief Executive Officer to focus on managing Vectrus businesses and strategy. The non-executive Chair presides at regularly scheduled private sessions of the Non-Management Directors and, with input from the Chief Executive Officer and the Corporate Secretary, establishes the agenda for meetings of the Board of Directors. The Corporate Governance Principles further provide that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board of Directors and Board of Directors Committee meetings, as well as be able to participate in other matters necessary for good corporate governance.

To help ensure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may serve on not more than one public company board (including the Vectrus Board of Directors) in addition to service on their own board, and other Directors who are not chief executive officers of publicly traded companies may not serve on more than four public company boards (including the Vectrus Board of Directors). The Corporate Governance Principles and Committee Charters are reviewed by the Board at least annually and posted on the Company’s website at http://investors.vectrus.com/govdocs. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Vectrus.

LEADERSHIP STRUCTURE
The Board of Directors believes that the decision as to whether to combine or separate the Chief Executive Officer and Chairman of the Board positions will depend on the facts and circumstances facing the Company at a given time and could change over time. In today’s challenging economic and regulatory environment, Directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and in guiding the policies and practices of the companies they oversee. Although we do not have a formal policy with respect to separation of the Chairman and Chief Executive Officer positions, we believe that having the positions separate allows our President and Chief Executive Officer to focus on running the day-to-day operations of our Company while our Chairman, who is an independent director, can devote his time to matters of Board oversight. The Board believes that its organizational structure provides a framework for it to provide independent leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the Company. In addition, the Board believes that the Company’s current leadership structure contributes to the Board’s role in risk oversight of the Company.

COMMUNICATION WITH THE BOARD OF DIRECTORS
Interested parties, including shareholders, may contact the Non-Executive Chairman, all outside Directors as a group, the entire Board of Directors, a committee of the Board of Directors or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “Non-Executive Chairman,” “Outside Directors,” “Board of Directors,” or with the name of the Board Committee or a specific Director. This sealed envelope should be placed in a larger envelope and mailed to the Corporate Secretary, Vectrus, Inc. 2424 Garden of the Gods Road, Suite 300, Colorado Springs, CO, 80919. The Corporate Secretary will forward the sealed envelope to the designated recipient. Junk mail, advertisements, resumes, spam and surveys will not be forwarded to the Board or Board members. Abusive, threatening or otherwise inappropriate materials will also not be forwarded.

SHAREHOLDER OUTREACH
Our Board believes it is important to maintain an open dialogue with the Company's shareholders to understand their views on the Company, its strategy, governance, environmental and social matters and compensation practices. The Company has a program to communicate with our top institutional investors (representing approximately 70.5% of our outstanding shares) on a variety of topics throughout the year to seek input and provide perspective on Company policies and practices and to ensure we are addressing any questions and concerns.

BOARD AND COMMITTEE ROLES IN RISK OVERSIGHT
The Board of Directors has primary responsibility for overall risk oversight, including the Company’s risk profile and management controls. The Audit Committee of the Board monitors the Company’s operational and regulatory risk management and risk assessment program, including risk mitigation processes. The Audit Committee's risk oversight responsibilities include regular reviews of the Company's cyber security program and cyber risk assessment. The head of internal audit has responsibility for assessing, monitoring and auditing the Company’s global risk profile, reports directly to the Audit Committee and reports on a functional basis to the Chief Financial Officer. The Audit Committee and the Board of Directors monitor financial liquidity and financing risk. The Audit Committee also oversees the Company's compliance program, including its Code of Conduct and Ethics and Compliance program. The Nominating and Governance Committee provides oversight of corporate governance and environmental, safety and health risks. The Compensation Committee reviews and assesses compensation and incentive program risks to ensure that the Company’s compensation programs encourage innovation and balance appropriate business risks and rewards without encouraging risk-taking behaviors which may have a material adverse effect on the Company. The Compensation Committee structures compensation so that unnecessary or excessive risk-taking behavior is discouraged and behaviors correlated with long-term value creation are encouraged. The Board and its Audit, Nominating and Governance and Compensation Committees receive regular reports with respect to the Company’s risk profile and risk management controls.

ANNUAL DIRECTOR EVALUATIONS
As required by our Corporate Governance Principles, the Board annually assesses its performance. In addition, each Committee conducts an annual assessment of its performance pursuant to its Charter. The Nominating and Governance Committee oversees and administers the annual performance evaluation process, including review and oversight of the appropriate methods, tools and questions used for conducting the evaluations of the performance of the Board, each Committee and members of the Board. The Nominating and Governance Committee reviews the results of the Board and Committee assessments, including comments provided, and shares them with the Chairman of the Board and each Committee Chair. The Board and each Committee then reviews and discusses the specific results and any actions needed based on this feedback.

In 2020, detailed anonymous surveys were used for the evaluations conducted for both the Board as a whole and each standing Committee. The surveys were designed to provide information pertaining to the competencies, behaviors and effectiveness of the Board, the Committees and the Directors and suggested areas for improvement. Annually, the Nominating and Governance Committee reviews the survey questions and updates them as appropriate to address new, relevant topics or to emphasize particular areas. In addition, the Committee periodically includes self and peer assessments for each independent Director as part of the evaluation process.

The Nominating and Governance Committee will continue to evaluate the appropriateness of the methods, tools, questions and focus to be used in future annual evaluations and the specific needs at the time. As a result, the methods, tools, questions and focus may vary in the future.

DIRECTOR SELECTION, COMPOSITION AND DIVERSITY
Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. The Nominating and Governance Committee desires that the Board of Directors be diverse in terms of its viewpoints, professional experience, education, and skills as well as race, gender and national origin. In addition, the Vectrus Corporate Governance Principles state that, as part of the membership criteria for new Board members, individuals must possess such attributes and experiences as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological, business and international experience. The Board utilizes an assessment process, which includes a director skills/qualifications matrix or similar analysis, to identify current skills and qualifications of Board members and those that may be desired in future Director candidates.

On an annual basis, the Board of Directors assesses whether the mix of Directors is appropriate for the Company. In addition, the Nominating and Governance Committee assesses the effectiveness of these criteria by referring to the criteria when it periodically assesses the composition of the Board. To be considered by the Nominating and Governance Committee as a Director candidate, a nominee at a minimum must meet the requirements set forth in the Corporate Governance Principles.

The Board of Directors believes that the Company’s Directors, in the aggregate, provide the broad range of personal characteristics, attributes and experiences appropriate for the Company. When identifying candidates for the Board, the Board considers diverse candidates for membership on the Board and includes diversity as a specific factor when conducting a search. As part of its process in identifying new candidates to join the Board of Directors, the Nominating and Governance Committee considers whether and to what extent a candidate’s skills, attributes and experiences will individually and collectively complement the existing Board, recognizing that the Vectrus businesses and operations are diverse and global in nature.

The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Nominating and Governance Committee engages in a deliberative, evaluative process to ensure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and, if deemed necessary by the Nominating and Governance Committee, candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance. The Nominating and Governance Committee and the Board will continue to review future candidates based on a wide range of qualifications to ensure the highest caliber of directors continue to represent our company.

The Nominating and Governance Committee may identify Director candidates through a variety of sources including search firms, personal references and business contacts. The Nominating and Governance Committee will consider Director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards described above and the other requirements for nomination including those set forth in the Nominating and Governance Charter, which is available at http://investors.vectrus.com/govdocs. The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board Committees, selection of Board Committee chairpersons, Committee member qualifications, Committee member appointment and removal, Committee structure and operations and proposal of the Board slate for election at the Annual Meeting of Shareholders, consistent with criteria approved by the Board of Directors.

DIVERSITY AND INCLUSION IN THE WORKFORCE
We strive to deliver our to customers services that reflect our global reach and our deep history and expertise in every market in which we operate. Our employees' diversity enables us to better understand our customers, while the breadth of our service knowledge and capabilities allows us to serve them better.

We will continue to build and leverage an inclusive business environment by developing leadership competency, increasing employee engagement, and building organizational capacity. We value a work environment where diversity is embraced and where we treat each other with mutual respect and dignity. Around the world, we are committed to being a company where the best people want to work and where talented people work together with different viewpoints that create synergies and foster creative thinking, innovation, and problem-solving.

We are dedicated to hiring a diverse pool of talent to provide the most relevant, skilled, and resourceful teammates. We mirror our customers by strategically sourcing a diverse and inclusive workforce and enjoy the added benefit of the innovation they bring to the table. We continuously adjust to world events to refine our recruiting, retention, and growth practices. We focus on implementing new platforms to connect with our future key personnel and hire the best possible candidates to support our customers. We consistently look for expansion opportunities in our marketing portfolio to reach colleges, trade shows, local events and virtual recruiting activities.

Employee Resource Groups (ERGs) are crucial to workplace inclusion and provide a tangible benefit to both the team member and the organization through professional growth, employee education, recruitment, and increased retention. Vectrus' ERGs are at-will, employee-led groups that nurture a diverse and inclusive workplace while synergized with our strategic goals.

Vectrus currently supports five ERG categories and continues to solicit employee involvement for additional groups. This employee involvement grants us valuable insight into team members' needs and serves as a channel for them to voice ideas and concerns. Through these voices, we continue to find better ways to innovate and serve our community of employees and customers. Above all, our groups are open to every Vectrus employee that wants to join.

Management reports annually to the Compensation Committee on the diversity of our workforce and the Company's initiatives.

NON-MANAGEMENT DIRECTOR COMPENSATION
Non-Management Director compensation is determined by our Board of Directors with the assistance of the Nominating and Governance Committee and Pay Governance, LLC ("Pay Governance" or the "Compensation Consultant"). Non-Management Director compensation is reviewed on a periodic basis. In support of the Board’s review, Pay Governance compares Non-Management Director compensation components for Vectrus with director compensation components paid for a sample of aerospace and defense companies with revenue comparable to Vectrus’ revenue.

The total annual compensation level for each Vectrus Non-Management Director is $200,000, comprised of $85,000 in cash and $115,000 in RSUs for each full-year tenure. The full-year tenure runs from the date of the Annual Meeting of Shareholders to the day prior to the next Annual Meeting of Shareholders. Additional incremental pay for the full-year tenure includes a cash payment for the Audit Committee Chair in the amount of $15,000, and a cash payment of $10,000 for each of the Compensation Committee Chair, Nominating and Governance Committee Chair and the Strategy Committee Chair. The Non-Executive Chairman of the Board receives an additional $100,000, comprised of $50,000 in cash and $50,000 in RSUs for the full-year tenure. The incremental payments for the Committee Chairs and the Non-Executive Chairman were based on the significant responsibilities involved with these positions and reflect current competitive peer data provided to the Board by the Compensation Consultant.

On May 7, 2020, all of our Non-Management Directors received compensation for their service on the Board of Directors from May 7, 2020 to May 5, 2021, the day prior to the 2021 Annual Meeting. Mr. Prow, as a management Director, received no Director compensation. RSUs granted to Non-Management Directors vest in full on the business day immediately prior to the next Annual Meeting date. The grant date fair value of RSU awards is provided in footnote (2) to the table below.

The table below summarizes the compensation received by our Non-Management Directors for the year ended December 31, 2020.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Louis J. Giuliano (3)	135,000	165,011	300,011
Bradford J. Boston (4)	95,000	115,006	210,006
Mary L. Howell (5)	95,000	115,006	210,006
William F. Murdy	85,000	115,006	200,006
Melvin F. Parker	85,000	115,006	200,006
Eric M. Pillmore (6)	95,000	115,006	210,006
Stephen L. Waechter (7)	100,000	115,006	215,006
Phillip C. Widman	85,000	115,006	200,006
(1)Consists of the following, as applicable: director annual cash retainer of $85,000 for 2020, incremental retainer for Committee chairs and the annual Non-Executive Chairman retainer.
(2)Represents the aggregate grant date fair value of RSUs, computed in accordance with Accounting Standards Codification issued by the Financial Accounting Standards Board Topic 718, labeled “Compensation – Stock Compensation” (“ASC Topic 718”). The grant date fair value for RSUs was $47.76 per unit, the closing price of Vectrus stock on the grant date, which was May 7, 2020. The assumptions used in calculating these amounts are incorporated herein by reference to Note 15 to the Consolidated Financial Statements in the Company’s 2020 Annual Report on Form 10-K.
(3)Mr. Giuliano received an incremental $50,000 cash retainer and $50,000 in RSUs for his service as the Non-Executive Chairman through May 5, 2021.
(4)Mr. Boston received an incremental $10,000 cash retainer for his service as the Compensation Committee Chair through May 5, 2021.
(5)Ms. Howell received an incremental $10,000 cash retainer for her service as the Strategy Committee Chair through May 5, 2021.
(6)Mr. Pillmore received an incremental $10,000 cash retainer for his service as the Nominating and Governance Committee Chair through May 5, 2021.

(7)Mr. Waechter received an incremental $15,000 cash retainer for his service as the Audit Committee Chair through May 5, 2021.

RESTRICTED STOCK UNIT AWARDS OUTSTANDING AT 2020 FISCAL YEAR-END

The table below represents RSUs outstanding as of December 31, 2020 for our Non-Management Directors.

Name	Restricted Stock Unit Awards
Louis J. Giuliano	3,455
Bradford J. Boston	2,408
Mary L. Howell	2,408
William F. Murdy	2,408
Melvin F. Parker	2,408
Eric M. Pillmore	2,408
Stephen L. Waechter	2,408
Phillip C. Widman	2,408
All Vectrus Non-Management Directors were granted RSUs under the 2014 Plan on May 7, 2020. For the equity component of the annual retainer, the number of RSUs was determined by dividing $115,000 by $47.76, the closing price per share of Vectrus, Inc. common stock on the grant date. The resulting number of RSUs was rounded to 2,408, the nearest whole number of units. Mr. Giuliano received RSUs equal to $165,000 divided by $47.76, representing $115,000 for the equity component of the annual retainer plus $50,000 for the equity component of the annual Non-Executive Chairman fee. The resulting number of RSUs for Mr. Giuliano was rounded to 3,455, the nearest whole number of units.

DIRECTOR EXPENSES
Vectrus reimburses Non-Management Directors for all business-related expenses they incur for travel to and from Board of Directors, Committee and shareholder meetings. The Company also reimburses costs related to educational programs and related subscriptions for directors and for other Company business-related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Director airfare is reimbursed at no greater than first-class travel rates.

INDEMNIFICATION AND INSURANCE
As permitted by its By-Laws, Vectrus indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them.

POLICIES FOR APPROVING RELATED PERSON TRANSACTIONS
The Company and the Board have adopted formal written policies for evaluation of potential related person transactions, as that term is defined in the SEC’s rules for related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Non-Management Directors, Executive Officers, beneficial owners of five percent or more of the Company’s common stock or other securities and any immediate family of such persons. The Company’s policy generally groups transactions with related persons into two categories: (1) transactions requiring the approval of the Nominating and Governance Committee and (2) certain transactions, including ordinary course transactions below established financial thresholds, that are deemed pre-approved by the Nominating and Governance Committee. In reviewing related person transactions that are not deemed pre-approved for approval or ratification, the Nominating and Governance Committee considers the relevant facts and circumstances, including:

●	Whether terms or conditions of the transaction are generally available to third parties under similar terms or conditions;
●	Levels of interest or benefit to the related person;
●	Availability of alternative suppliers or customers; and
●	Benefit to the Company.
The Nominating and Governance Committee is deemed to have pre-approved certain transactions identified in Item 404(a) of Regulation S-K that are not required to be disclosed even if the amount involved exceeds $120,000. In addition, any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director and/or beneficial owner of less than 10% of that company’s shares is deemed pre-approved; provided, however, that with respect to Directors, if a Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, such transaction shall be reviewed by the Nominating and Governance Committee and not be considered appropriate for automatic pre-approval. Regardless of whether a transaction is deemed pre-approved, all transactions in any amount are required to be reported to the Nominating and Governance Committee. Subsequent to the adoption of the written procedures above, the Company has followed these procedures regarding all reportable related person transactions.

The Company’s Related Party Transaction Policy is posted on the Company's website at: http://investors.vectrus.com/govdocs. A copy of the Related Party Transaction Policy will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Vectrus.

There were no related person transactions in 2020 that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

CHARITABLE CONTRIBUTION CONFLICT OF INTEREST POLICY
The Company and the Board adopted a Charitable Contribution Conflict of Interest Policy for Directors, Director Nominees and Senior Management. The policy requires approval by the Nominating and Governance Committee for donations by the Company to any nonprofit organization, charity or private foundation in an amount or having a value over $10,000 if any Director, Director nominee or any of their immediate family members is associated with such entity. In addition, such approval is required in the case of a donation over that limit to such an entity by a Director, Director nominee or member of senior management where another Director or member of senior management is associated with the entity. During 2020, there were no donations that required approval under this policy.

CODE OF CONDUCT
The Company has adopted the Vectrus Code of Conduct which applies to all employees, including our President & Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to our Non-Management Directors.

The Code of Conduct is posted on our website at: http://investors.vectrus.com/govdocs.

The Company discloses any changes to or waivers from the Code of Conduct for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, its Non-Management Directors and other Executive Officers on its website. In addition, the Company will disclose within four business days any substantive changes to or waivers from the Code of Conduct for our Chief Executive Officer, Chief Financial
Officer, Principal Accounting Officer, or persons performing similar functions, by posting such information on our website at www.vectrus.com rather than by filing a Form 8-K. In 2020, there were no substantive changes to or waivers of the Code of Conduct for the President and Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or persons performing similar functions. A copy of the Code of Conduct will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Vectrus.

COMMITTEES OF THE BOARD OF DIRECTORS
The Committees outlined below are the current standing committees of the Board of Directors. The table below sets forth the current membership of each of these Committees and identifies each Committee Chair. Each Director listed below, except for Mr. Prow, is an independent director.

DIRECTOR	AUDIT	COMPENSATION AND PERSONNEL	NOMINATING AND GOVERNANCE	STRATEGY
Bradford J. Boston		•*		•
Louis J. Giuliano
Mary L. Howell	•			•*
William F. Murdy	•		•	•
Melvin F. Parker		•	•	•
Eric M. Pillmore		•	•*
Charles L. Prow
Stephen L. Waechter	•*		•
Phillip C. Widman	•	•
* = Committee Chair

AUDIT COMMITTEE
MEMBERS:
Stephen L. Waechter, Chair
Mary L. Howell
William F. Murdy
Phillip C. Widman

Meetings in 2020:    7

AUDIT COMMITTEE RESPONSIBILITIES

●	Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine the qualifications, performance, independence and compensation of the independent registered public accountants (currently Deloitte), and to appoint (or nominate for shareholder ratification), evaluate, and where appropriate, consider rotation or replacement of the independent registered public accountants.
●	Review and discuss with management and the independent registered public accountants the audited financial statements of the Company, including discussion of the Company’s disclosures under "Management’s Discussion and Analysis of Financial Condition and Results of Operations," and make a recommendation regarding whether the annual audited financial statements should be included in any public filing including our Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K).
●	Review and discuss with management, the independent registered public accountants and the head of internal audit the quarterly consolidated financial statements of the Company, including a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent registered public accountants’ review of those statements prior to our filing of each Form 10-Q with the SEC.
●	Review and consider with Deloitte matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
●	Review with management and Deloitte the effect of regulatory and accounting initiatives as well as off-balance sheet structures on our financial statements.
●	Review and discuss with management and Deloitte the Company’s interim financial results to be included in the Company’s earnings report prior to the release of any earnings report.
●	Review and discuss with management the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earnings press releases and financial information and earnings guidance provided to financial analysts and rating agencies.
●	Discuss with management, Deloitte and the head of internal audit the quality and adequacy of the Company’s internal controls and their effectiveness, and meet regularly and privately with the head of the internal audit function.

●	Annually request from Deloitte a formal written statement delineating all relationships between Deloitte and the Company, consistent with PCAOB Rule 3526T. With respect to such relationships, the Audit Committee shall: Discuss with Deloitte any disclosed relationships and the impact of such relationship on Deloitte's independence; and assess and recommend appropriate action in response to the Deloitte report to satisfy itself of the auditor's independence.
●	Pre-approve or delegate to one or more independent members of the Audit Committee, when appropriate, to pre-approve the retention of the independent auditor for audit-related and permitted non-audit services. Other tax-related consulting and special projects and fees for any other services to be provided by the independent auditor and internal audit service providers must be submitted to the Audit Committee consistent with the Company’s Audit Services, Audit-Related Services and Non-Audit Services Policy.
●	Confirm the scope of audits to be performed by Deloitte and the internal audit function, monitor progress and review results. Review fees and expenses charged by Deloitte and any party retained to provide internal audit services.
●	On an annual basis, discuss with Deloitte its internal quality control procedures, material issues raised in quality control or peer review and any inquiries by governmental or professional authorities within the last five years (and any steps taken to deal with issues raised) regarding the firm’s independent audits of other clients.
●	Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by Deloitte, in the course of the audit work, including any restrictions on the scope of its activities or on access to requested information, and any significant disagreements with management, and monitor management’s response to such matters. Without excluding other possibilities, the Audit Committee may review with the independent registered public accounting firm (i) any accounting adjustments that were noted or proposed by such firm but were “passed” (as immaterial or otherwise), (ii) any communications regarding auditing or accounting issues and (iii) any “management” or “internal control” letter issued or proposed to be issued by Deloitte.
●	Provide oversight and discuss with management, head of internal audit and Deloitte, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process, including all risk mitigation processes. The Audit Committee shall review, at least annually, the Company's cyber security program and cyber risk assessment. In addition, in accordance with regulatory requirements, the Audit Committee shall approve, at least annually, any decision of the Company to enter into uncleared swaps.
●	Review the Company’s capital structure including stock repurchases, debt offerings and other financings and dividends.
●	Review the Company’s rating agencies reviews, if applicable.
●	Review the Company’s capital allocation, including capital expenditures and research and development.

●	Review the Committee's performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to its Charter.
●	Review regularly and consider the Company’s financial reserves.
●	Review expense reports of senior executives.
●	Update the Board of Directors on a regular basis with respect to matters coming to its attention that may have a significant impact on the Company’s financial condition or affairs, the Company’s compliance with legal or regulatory requirements and the performance and independence of Deloitte and the internal audit function.
●	Review major issues regarding accounting principles and financial statement presentations, significant changes to the Company’s selection or application of accounting principles and major issues relating to the Company’s internal controls, including any specifically required steps to correct identified major internal control issues. The Audit Committee also reviews management or Deloitte’s analyses regarding significant financial reporting issues and judgments made in preparing financial statements, including analyses of alternative GAAP methods as well as the effect of regulatory and accounting initiatives and off-balance sheet structures, if any, on the Company’s financial statements.
●	In conjunction with the Board of Directors, evaluate the qualifications of the Committee members and the Committee's performance on an annual basis.
●	Meet separately, on a regular basis, with Deloitte, the head of internal audit, and members of management, as well as privately as a Committee.
●	Establish policies regarding the Company’s employment and retention of current or former employees of Deloitte.
●	With respect to complaints concerning accounting, internal accounting controls or auditing matters:
¡ Review and approve procedures for receipt, retention and treatment of complaints received by the Company; and
¡ Establish procedures for the confidential, anonymous submission of complaints to the Audit Committee.
●	Establish levels for payment by the Company of fees to Deloitte, and ordinary administrative expenses of the Audit Committee and any advisors retained by the Audit Committee.
●	Receive regular reports from the Chief Executive Officer, the Chief Financial Officer and from the Company’s disclosure control committee representative on the status of the Company’s disclosure controls and related certifications, including disclosure of any material weaknesses or significant deficiencies in the design or operation of internal controls and any fraud that involves management or other employees with a significant role in internal controls.
●	Oversee the Company's compliance program, including its Code of Conduct and ethics and compliance program.
●	Prepare the Report of the Audit Committee for the Company’s Proxy Statement.
Although the Board of Directors determined that more than one member of the Board of Directors satisfies the requirements of an audit committee financial expert, the Board of Directors has identified Phillip C. Widman as the Company’s audit committee financial expert.

A copy of the Audit Committee Charter is available on the Company’s website at: http://investors.vectrus.com/govdocs. The Company will provide, free of charge, a copy of the Audit Committee Charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

COMPENSATION COMMITTEE
MEMBERS:
Bradford J. Boston, Chair
Melvin F. Parker
Eric M. Pillmore
Phillip C. Widman

Meetings in 2020:     8

COMPENSATION COMMITTEE RESPONSIBILITIES

●	The Committee’s primary objective is to establish a competitive executive compensation program that links executive compensation to business performance and shareholder return, without excessive enterprise risk.
●	Approve and oversee administration of the Company’s employee compensation program, including incentive plans and equity-based compensation plans.
●	Evaluate senior management and Chief Executive Officer performance, evaluate enterprise risk and other risk factors with respect to compensation objectives, set annual performance objectives for the Chief Executive Officer and approve individual compensation actions for the Chief Executive Officer and officers at the corporate vice president level and above, as well as certain other positions.
●	Oversee the establishment and administration of the Company’s benefit programs and executive severance policies.
●	Oversee and approve the leadership development and continuity planning process.
●	Prepare the Compensation Committee Report for the Company’s Proxy Statement.
●	Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to its Charter.
Detail regarding the processes and procedures used to determine executive compensation is found in the Compensation Discussion and Analysis section of this Proxy Statement.

A copy of the Compensation Committee Charter is available on the Company’s website at: http://investors.vectrus.com/govdocs. The Company will provide, free of charge, a copy of the Compensation Committee Charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

NOMINATING AND GOVERNANCE COMMITTEE
MEMBERS:
Eric M. Pillmore, Chair
William F. Murdy
Melvin F. Parker
Stephen L. Waechter

Meetings in 2020:    4

NOMINATING AND GOVERNANCE COMMITTEE RESPONSIBILITIES

●	Review and recommend to the full Board matters and agenda items relating to the Company’s Annual Meeting of Shareholders.
●	Review the form of Annual Report to Shareholders, Proxy Statement and related materials.
●	Review the Company’s business continuity and disaster recovery programs and plans.
●	Review the Company’s communication and advertising program and other activities involving community relations, major charitable contributions and promotion of the Company’s public image.
●	Determine desired Board and Director skills and attributes and conduct searches for prospective board members whose skills and attributes reflect those desired for the Board of Directors.
●	Identify, evaluate and propose nominees for election to the Board of Directors.
●	Make recommendations to the Board of Directors concerning the appointment of Directors to Board Committees and the selection of Board Committee Chairs.
●	Evaluate and make recommendations regarding senior management requests for approval to accept membership on outside boards.
●	Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to its Charter.
●	Following the review by the Audit Committee, Compensation Committee and Strategy Committee of their respective charters, review those charters as part of the framework of the governance of the Company to ensure completeness and consistency among Committee charters and the Corporate Governance Principles.
●	Review periodic reports from management on, and provide oversight of, environmental, safety and health matters.
●	At least annually review and assess the Company’s director and officer insurance and indemnification.
●	Provide oversight of director education matters and the director orientation process.
The Nominating and Governance Committee will consider Director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards. See "Information about the Board of Directors and Other Matters - Director Selection, Composition and Diversity" above.

A copy of the Nominating and Governance Committee Charter is available at the Company’s website: http://investors.vectrus.com/govdocs. The Company will provide, free of charge, a copy of the Nominating and Governance Committee Charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

STRATEGY COMMITTEE
MEMBERS:
Mary L. Howell, Chair
Bradford J. Boston
William F. Murdy
Melvin F. Parker

Meetings in 2020:    4

STRATEGY COMMITTEE RESPONSIBILITIES

●	Review and provide guidance to the management team and the Board with respect to the Company's overall business strategy and the Company's strategic plan.
●	Review and make recommendations to the Board on matters relating to the Company's overall business strategy and the Company's strategic planning process.
●	Provide oversight of the Growth and Strategic Advisory Team.
●	Review and assess the Committee's performance on an annual basis.
●	Review its Charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to the Charter.
A copy of the Strategy Committee Charter is available at the Company's website: http://investors.vectrus.com/govdocs. The Company will provide, free of charge, a copy of the Strategy Committee Charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

ROLE OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process, seeks to ensure that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

●	determination of qualifications, performance and independence of Deloitte, the Company’s independent registered public accounting firm;
●	the appointment, compensation, retention, audit and oversight work of Deloitte in preparing or issuing audit reports and related work;
●	review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;
●	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;
●	review of risk assessment and risk management processes on a Company-wide basis; and
●	adoption of and monitoring the implementation and compliance with the Company’s Audit Services, Audit-Related Services and Non-Audit Services Policy.
The Audit Committee has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditors. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee confidentially or on an anonymous basis, by submitting the matter in a sealed envelope addressed to the “Audit Committee” to the Corporate Secretary who then forwards the sealed envelope to the Audit Committee. Junk mail, advertisements, resumes, spam and surveys will not be forwarded. Abusive, threatening or otherwise inappropriate materials will also not be forwarded.

SARBANES-OXLEY ACT OF 2002 ("SOX") COMPLIANCE
The Audit Committee has responsibility for monitoring all elements of the Company’s compliance with Sections 302 and 404 of SOX relating to internal control over financial reporting.

AUDIT COMMITTEE CHARTER
The Board of Directors has adopted a written charter for the Audit Committee, which the Board of Directors and the Audit Committee review, and at least annually update and reaffirm. The Audit Committee Charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

COMPOSITION OF THE AUDIT COMMITTEE
The Audit Committee is composed of four members of the Company’s Board. The Board of Directors has determined that each Audit Committee member meets the independence standards set out in the requirements of the NYSE currently in effect, including the Audit Committee independence requirements of Rule 10A-3 of the Exchange Act. No member of the Audit Committee has any relationship with the Company that may interfere with the exercise of independence from management and the Company. All members of the Audit Committee, in the business judgment of the full Board of Directors, are financially literate and several have accounting or related financial management expertise.

REGULAR REVIEW OF FINANCIAL STATEMENTS
The Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of each quarterly earnings report and filing of the Company's Form 10-Qs, and the Company’s audited financial statements before the annual earnings release and filing of the Company’s 2020 Annual Report on Form 10-K.

COMMUNICATIONS WITH DELOITTE
The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee met privately with Deloitte three times during 2020.

INDEPENDENCE OF DELOITTE
Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence from management and the Company, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

RECOMMENDATION REGARDING ANNUAL REPORT ON FORM 10-K
In performing its oversight function with regard to the 2020 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2020. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors and the Board of Directors has approved including the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.

This report is furnished by the members of the Audit Committee.

Stephen L. Waechter, Chair
Mary L. Howell
William F. Murdy
Phillip C. Widman

COMPENSATION COMMITTEE REPORT
The following Report of the Compensation Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Board of Directors approves and oversees administration of the Company’s executive compensation program and senior leadership development and continuity programs. The Compensation Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Compensation Committee considers appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

RECOMMENDATION REGARDING COMPENSATION DISCUSSION AND ANALYSIS
In performing its oversight function during 2020 with regard to the Compensation Discussion and Analysis prepared by management, the Compensation Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Pay Governance LLC, the independent compensation consultant to the Compensation Committee. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2020 and this Proxy Statement.

This report is furnished by the members of the Compensation Committee.

Bradford J. Boston, Chair
Melvin F. Parker
Eric M. Pillmore
Phillip C. Widman

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
The Compensation Committee is responsible for our executive compensation philosophy and programs. The Compensation Committee reviews and approves the compensation to be paid to our Chief Executive Officer ("CEO") and a group of executive officers, including our Named Executive Officers ("NEOs"). At our 2020 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our NEOs' compensation, with approximately 97.8% of the votes cast in favor of the proposal.

EXECUTIVE SUMMARY
VECTRUS' NAMED EXECUTIVE OFFICERS FOR 2020 WERE:
•Charles L. Prow, President and Chief Executive Officer
•Susan D. Lynch, Senior Vice President ("SVP") and Chief Financial Officer ("CFO")
•David A. Hathaway, SVP, Vectrus Programs
•Susan L. Deagle, SVP and Chief Growth Officer
•Kevin T. Boyle, SVP, Chief Legal Officer and General Counsel

2020 COMPANY HIGHLIGHTS
•Delivered high operational readiness for National Security missions and supported DoD critical infrastructures throughout the pandemic
•Generated strong 2020 cash flow, representing approximately 125% conversion
•Doubled backlog year-over-year to a record high of $5.1 billion
•Added key clients and capabilities while accelerating converged infrastructure strategy through two key acquisitions
•Improved long-term visibility with $882 million five-year OMDAC-SWACA recompete win
•Supported the U.S. Army's environmental sustainability goals by leading an initiative focused on building base resiliency and reducing waste on U.S. Army installations in Kuwait
•Continued to enhance our diversity and inclusion programs globally

COMPENSATION PHILOSOPHY
The Compensation Committee's compensation philosophy is to support Vectrus’ business strategy within the principles of competitiveness, full disclosure and consistent alignment with long-term value creation. Our philosophy encourages individual and group behaviors that balance risk and reward while supporting sustained growth and earnings performance. A substantial portion of executive compensation is tied to the Company’s internal business and financial performance and share price performance. If internal business and financial performance or share price performance falls below identified thresholds, at-risk incentive compensation is reduced or not paid at all. Our compensation philosophy is reflective of Vectrus’ industry and peers, and we will continue to seek alignment with market trends. The Compensation Committee has the flexibility to establish appropriate compensation policies to attract, motivate and retain our executives in the industry in which we operate.

PAY FOR PERFORMANCE
We link a large portion of our NEOs' compensation to performance. Pay components for our NEOs for 2020 included base salary, Annual Incentive Plan (“AIP”) awards, and long-term incentive awards, consisting of RSUs and Total Shareholder Return ("TSR") awards.

The 2020 AIP provides a cash payout if certain financial metrics, including adjusted revenue, adjusted diluted earnings per share, adjusted days sales outstanding, new business wins, as well as individual strategic goals for SVPs and above, were met. The approved 2020 AIP payouts reflected 97.7% of target. The 2020 AIP performance goals, targets, results and actual payouts are discussed in more detail in "Compensation Program Objectives - Primary Compensation Components" below.

The TSR awards represent 50% of the total long-term incentive awards. TSR awards align pay with performance by providing a cash long-term incentive linked to the Company's total shareholder return performance relative to the Aerospace and Defense companies in the S&P 1500 over a three-year performance period. The three-year performance period for the 2018 TSR awards concluded on December 31, 2020. Payment for the 2018 awards was made in January 2021 at 127.7% of target. This program and the performance results for the 2018 awards are discussed in more detail under the "Long-Term Incentive Program - 2020 Long-Term Incentive Awards" below.

KEY GOVERNANCE POLICIES AND PRACTICES RELATED TO COMPENSATION:
WE DO:
●	use an independent compensation consultant selected and hired by the Compensation Committee.
●	pay for both corporate and individual performance.
●	mitigate compensation risk through oversight, controls and appropriate incentives in our balanced compensation programs.
●	maintain equity award agreements that require both consummation of a change in control transaction and termination of employment for accelerated vesting ("double trigger").
●	use limited perquisites.
●	conduct an annual Say-on-Pay vote.
●	have a clawback policy that is also embedded in our equity incentive plan, our annual incentive plan and our award agreements.
●	have an anti-hedging and anti-pledging policy.
●	retain meaningful stock ownership guidelines for Vectrus corporate officers and directors.
●
provide in our equity incentive plan for a minimum vesting period of one year for employee equity grants, and generally provide in our employee award agreements for vesting in equal annual installments over a three-year period for our restricted stock unit and stock option awards.

WE DO NOT:
●	reprice stock options.
●	guarantee minimum bonus payments.
●	provide tax gross-ups for perquisites or in connection with payments made in the event of a change in control; however, tax protection may be provided for costs associated with relocation.
●	provide for automatic base salary increases.
●	have fixed-term employment arrangements with our NEOs; all of our NEOs are at-will employees.
●	provide a traditional pension plan or a supplemental executive retirement plan.

INDIVIDUAL EXECUTIVE POSITIONS
COMPENSATION COMPARISONS
Vectrus has been an independent, publicly-traded company since September 2014. We work towards setting total target compensation for our NEOs to the median of competitive practice, assuming continued performance of the Company and the executive, subject to cost and affordability. The Compensation Committee supports this approach, based on the individual NEO's experience in their roles, their strong performance and the business conditions impacting the Company. The Compensation Committee, along with its independent compensation consultant, annually reviews current market compensation data for determining the path forward in setting the compensation program.

The Compensation Committee reviewed and assessed the performance of the NEOs for 2020 and will continue to review and assess the performance of the President and Chief Executive Officer and the other officers and authorize compensation actions it believes are appropriate and commensurate with relevant competitive data, the Company's business environment and the approved compensation program.

INDIVIDUAL EXECUTIVE POSITIONS - 2020 COMPENSATION INFORMATION
For 2020, the Compensation Committee approved base salary increases, effective March 2020, for Messrs. Prow, Hathaway and Boyle, and Ms. Deagle, pursuant to external market data and an assessment of their performance as described below:

•Charles L. Prow: An annual base salary increase of 7.1% was approved, bringing his salary to $750,006. Mr. Prow's total target compensation remained below the median of the market.

•Susan D. Lynch: Ms. Lynch joined the Company in August 2019, and therefore, did not receive an annual base salary increase in 2020.

•David A. Hathaway: An annual base salary increase of 6.9% was approved, bringing his salary to $400,005. Mr. Hathaway's total target compensation remained below the median of the market.

•Susan L. Deagle: An annual base salary increase of 8.1% was approved, bringing her salary to $400,005. Ms. Deagle's total target compensation moved above the median of the market.

•Kevin T. Boyle: An annual base salary increase of 2.5% was approved, bringing his salary to $374,150. Mr. Boyle's total target compensation remained below the median of the market.

The base salary increases and total compensation, which were approved by the Compensation Committee, were determined following a review of market competitive survey data, as well as the individual's relevant experience, and to more closely align their compensation with the median of the competitive market and reflect their individual contributions to the Company.

The table below sets out the NEOs' 2020 target compensation for annual base salary, annual incentive and long-term incentive targets as determined by the Compensation Committee.
2020 BASE SALARY AND TARGET INCENTIVE COMPENSATION

Name and Principal Position	2020 Base Salary ($)	Target 2020 AIP Award (% of Base Salary) (1)	Target 2020 Long-Term Incentive Award ($)
Charles L. Prow President and Chief Executive Officer	750,006	105%	1,900,000
Susan D. Lynch Senior Vice President and Chief Financial Officer	430,019	65%	450,000
David A. Hathaway Senior Vice President, Vectrus Programs	400,005	60%	350,000
Susan L. Deagle Senior Vice President and Chief Growth Officer	400,005	60%	350,000
Kevin T. Boyle Senior Vice President, Chief Legal Officer and General Counsel	374,150	55%	300,000
(1)This column reflects the target percentage of base salary approved for each NEO for the 2020 AIP award. The approved AIP formula for 2020 was based on performance measures and goals that would pay 97.7% of target for 100% achievement of the approved goals.

VECTRUS COMPETITIVE COMPENSATION
In reviewing compensation for the NEOs for the 2020 compensation program, the Compensation Committee used the general industry market data reflected in the 2019 Willis Towers Watson General Industry Executive Compensation Survey - U.S. Report. Data reviewed included competitive market information for each compensation component and total compensation. The Compensation Committee evaluated and determined target and actual compensation provided to each of our NEOs based on a review of the general industry market data, which was adjusted via regression analysis to estimate the competitive market pay levels for a company of our revenue size. In determining executive compensation, the Compensation Committee also considered qualitative information discussed in "Qualitative Considerations" below, individual performance and business conditions in addition to recommendations from Vectrus' President and Chief Executive Officer and Senior Vice President and Chief Human Resources Officer.

INDEPENDENT COMPENSATION CONSULTANT
In 2020, the Compensation Committee continued to retain Pay Governance as its independent compensation consultant to assist the Committee in fulfilling its responsibilities under its Charter, the material terms of which are described in this Proxy Statement under "Compensation Committee Responsibilities." The Compensation Consultant’s engagement leader provided objective expert analyses, assessments, research and recommendations for executive compensation programs, incentives, perquisites and compensation standards. In this capacity, the Compensation Consultant provided services that related solely to work performed for and at the direction of the Compensation Committee, including analysis of material prepared by Vectrus’ human resources, finance and legal departments for the Compensation Committee’s review. The Compensation Consultant attended each of the eight meetings held by the Compensation Committee during 2020 and provided no other services to Vectrus during 2020 other than those for and at the direction of the Compensation Committee.

During 2020, Vectrus’ human resources, finance and legal functions supported the work of the Compensation Committee, provided information, answered questions and responded to requests from the Compensation Consultant.

The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the Compensation Consultant. The Compensation Committee has the sole authority to retain and terminate the services of consultants, including Pay Governance, with respect to compensation matters.

In connection with the engagement of the Compensation Consultant, the Compensation Committee considered various factors bearing on the independence of the Compensation Consultant, including, but not limited to, the following:

●	Provision of other services to Vectrus by the Compensation Consultant;
●	Business or personal relationships of the Compensation Consultant with members of the Compensation Committee or with executive officers;
●	The Compensation Consultant’s policies and procedures to prevent conflicts of interest;
●	Ownership of Vectrus common stock by the Compensation Consultant’s engagement leader; and
●	The amount of fees received by the Compensation Consultant.
The Compensation Committee affirmatively determined the Compensation Consultant was independent and has no conflicts of interest with the Company or the Board of Directors.

OUR COMPENSATION CYCLE
The Compensation Committee reviews compensation in detail during the first quarter of each year. This review includes:

●	Annual performance reviews for the prior year;
●	Increases in base salary;
●	Annual Incentive Plan (bonus) awards for the prior year and target awards for the current year; and
●	Long-term incentive target awards, including RSUs and TSR awards.

The award date for long-term incentive awards is determined by the Compensation Committee and is typically in March, following the February meeting of the Compensation Committee. Meeting dates for the following year’s regular Board and Committee meetings are scheduled during the prior year. Target TSR awards reflect a three-year performance period beginning on January 1 of the year in which the Compensation Committee approves the award. Participants in the Long-Term Incentive Program receive notification of their awards as soon as reasonably practical after the grant date.

COMPENSATION PROGRAM OBJECTIVES
COMPENSATION OBJECTIVES, PRINCIPLES AND APPROACHES
The Vectrus compensation program objectives, principles and approaches reflect the Company's business needs and strategy, as detailed below:

OBJECTIVE	GENERAL PRINCIPLE	APPROACH
Attract, incentivize and retain talented and experienced leaders.	Design an executive compensation program to attract, incentivize and retain high performing executives.	Target total direct compensation approximating the 50th percentile of competitive practice. Review current competitive market compensation to structure movement of NEO compensation toward the competitive median of general industry companies, as adjusted for revenue size.
Align at-risk compensation with corporate and individual performance.	Align the measures of performance in our compensation programs with measures key to the success of our business. If our business succeeds, our shareholders will benefit.	Provide incentive opportunities based on corporate and individual performance to drive shareholder value.
Align at-risk compensation with levels of executive responsibility.	As executives advance in the Company, the leverage of at-risk pay relative to fixed pay increases.	Structure NEO compensation so that a substantial portion of compensation is at risk for executives with greater levels of responsibility.

PRIMARY COMPENSATION COMPONENTS

NEO COMPENSATION	=	BASE SALARY	+	ANNUAL INCENTIVE	+	LONG-TERM INCENTIVES

BASE SALARY – Base salary comprises the fixed component of total compensation for Mr. Prow and the other NEOs. Salary is a competitive component of pay that is aligned with the NEO's position, experience and criticality of the required competencies. It is not a risk-based element of compensation.

ANNUAL INCENTIVE PLAN (AIP) AWARDS – The Compensation Committee determined that the four corporate metrics noted below would be most closely predictive of optimal operating performance in 2020 for Vectrus. For 2020, 80% of the awards were based on the achievement of these corporate metrics and 20% of the awards were based on the achievement of individual strategic goals.

EARNINGS PER SHARE (EPS): This is a market-based metric recognized as a standard by investors and analysts. For 2020 the Compensation Committee used a metric of Adjusted Diluted Earnings per Share, as discussed below.

TOTAL REVENUE: Revenue reflects successful recognition of contracted revenue, recompetes and emphasis on growth through new revenue streams. Revenue is defined as adjusted revenue as discussed below.

NEW BUSINESS WINS: Winning new business is a critical focus for our Company. New Business Wins includes any new business contract award notification during the calendar year, recompetes, contract extensions and add-on work to existing contracts.

DAYS SALES OUTSTANDING (DSO): DSO is an important operating efficiency metric that measures the number of days it takes to turn accounts receivable into cash. DSO is calculated using a five (5) point average of the DSO for Q4 of the prior year and each of the four quarters of the performance year. DSO is defined as adjusted DSO, as discussed below.

INDIVIDUAL STRATEGIC GOALS: The use of individual goals balances the executive's shared responsibility to achieve corporate goals with the desire to motivate the executives to achieve goals within the individual's specific area of responsibility. The individual goals also reinforce the importance of certain key objectives within the individual's specific area of responsibility and allow the Compensation Committee to differentiate compensation among these executives based on their individual performance. It also strengthens the executive's accountability. See "Individual Strategic Goals and Results for 2020" below.

The Compensation Committee was responsible for the administration of the AIP for 2020. The Compensation Committee approved an annual incentive plan design for the business as described below.

2020 AIP METRICS	PERFORMANCE PERCENTAGE
Adjusted Diluted Earnings Per Share (EPS)	30%
Adjusted Revenue	10%
New Business Wins (NBW)	20%
Adjusted Days Sales Outstanding (DSO)	20%
Individual Strategic Goals *	20%
(*) The Compensation Committee did not assign a specific weighting to any of the individual goals, but reviewed each executive's performance against his or her individual goals in the aggregate.

AIP OPERATIONAL OBJECTIVES

	Adjusted Diluted Earnings Per Share (EPS)*			Adjusted Revenue*			New Business Wins*			Adjusted Days Sales Outstanding (DSO)*			Individual Strategic Goals*
	Thres-hold	Target	Maxi-mum	Thres-hold	Target	Maxi-mum	Thres-hold	Target	Maxi-mum	Thres- hold	Target	Maxi-mum	Thres-hold	Target	Maxi-mum
Performance Percentage of Target	85%	100%	140%	90%	100%	120%	25%	100%	150%	84.6%	100%	115.4%	0%	100%	200%
Payout Percentage of Target	50%	100%	200%	50%	100%	200%	1%	100%	200%	25%	100%	200%	0%	20%	40%
(*) For performance results between the minimum and maximum thresholds, the performance percentage achieved for that metric is calculated on a non-linear slope pre-approved by the Compensation Committee for the performance year. Actual results may range from zero to 200% of target.

2020 AIP AWARDS PAID IN 2021 – In the face of the COVID-19 pandemic, the Vectrus leadership team took proactive steps to minimize the impact of the pandemic on its employees, customers and shareholders. In conjunction with the Committee, Vectrus developed a resiliency framework that identified and evaluated proactive measures to both minimize the initial impact (human, financial and operational) of the pandemic, continue to make strides towards achieving its strategic goals, and then position the Company for a rapid return to normal operations in 2021. The actions of the resiliency framework spanned multiple functions across the business to include contracts, operations, finance, supply chain and environmental, safety and health. The actions taken - and results achieved - are summarized below:

•Contracts - Engaged with client to safeguard revenue
◦Established a corporate repository to capture all contract directives resulting from COVID-19 and filed appropriate notifications with the customer to minimize performance impact and maximize revenue recovery
◦Provided guidance for recovery options in accordance with the CARES Act
•Operations - Developed and executed COVID-19 specific safety and operating procedures to ensure continued mission service delivery
◦Problem solved with government clients to ensure start up missions and critical missions were supported while mitigating impacts of infections, government risk actions, and host nation restrictions
◦Developed response actions to COVID-19 cases within program teams, and developed and implemented contact tracing, notification, quarantine, and return to work procedures
•Finance - Optimized FY20 by managing costs, maintaining liquidity and engaging stakeholders
◦Optimized revenue, cash management/liquidity, while maintaining ability to make long-term strategic investments
◦Actively engaged analysts, investors and stakeholders communicating financial impact of directives
•Supply Chain - Ensured continuity and delivery of required supplies and services
◦Proactively collaborated with strategic suppliers to ensure business continuity (quality, volume & delivery) for operational, contingency, and pandemic related supplies
◦Mitigated counterfeit products and price gouging from supplier base
•Environmental Safety & Health - Deployed pandemic plan, minimized health risks to employees while ensuring continued service delivery
◦Executed Pandemic Plan to include robust reporting, tracking and contact tracing procedures
◦Implemented employee safety strategy and return-to-workplace procedures for all sites
◦Provided centralized leadership for COVID-19 responses to employees

In evaluating the discretionary element of the 2020 Annual Incentive Plan, the Committee first considered and evaluated Mr. Prow's self-assessment and his detailed assessment of the NEOs' performance against their individual discretionary goals. In addition, the Committee considered the significant efforts (highlighted above) on the part of the management team to address, mitigate and recover from the impacts of the COVID-19 global pandemic, while still working to achieve the Company's 2020 strategic goals. On February 24, 2021, the Committee used the results attained by the management team and the resiliency framework as the basis to approve 150% payout of the discretionary element of the bonus, which increased the component award from 20% to 30% of each NEO's target annual incentive award. During that session, the Committee approved the 2020 AIP awards for the NEOs for payment on March 12, 2021.

The approved payments reflect approximately $63.1M in COVID-19 related GAAP revenue adjustments. These adjustments are due to timing of new contract starts and delays in Government reimbursement of allowable CARES Act related claims. The delays also contributed to an adjustment to GAAP Net Income of $4.8M and GAAP Days Sales Outstanding of 1 day. The approved 2020 AIP awards for NEOs are included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

PAY COMPONENT - 2020 ANNUAL INCENTIVE PLAN (AIP)
PERFORMANCE DURING 2020		ACTUAL PAYOUT
●	Adjusted Diluted Earnings Per Share = $3.09 (versus the Compensation Committee-approved target of $3.67) (weighted 30%)	The Compensation Committee approved an actual bonus payout of 97.7% of target. Achievement of financial goals was confirmed by our independent auditor.
●	Adjusted Revenue = $1,458.5 million (versus the Compensation Committee-approved target of $1,497.2 million) (weighted 10%)
●	New Business Wins = $585.9 million (versus the Compensation Committee-approved target of $200.0 million) (weighted 20%)
●	Adjusted Days Sales Outstanding (DSO) = 65.5 (versus the Compensation Committee-approved target of 65.0) (weighted 20%)
●	Individual Strategic Goals: As approved by the Compensation Committee (weighted 20%) for the Chief Executive Officer and SVPs.

The performance and payout percentages for each component of the AIP were as follows:

Metric (all $ amounts in millions, except per share data and DSO)	Performance Target at 100.0% Payment and Weighting (1)		2020 Performance	Performance Percentage of Target	Payout Percentage of Target (1)	Weighted Attainment
Adjusted Diluted Earnings Per Share	$3.67	30.0%	$3.09	84.2%	0.0%	0.0%
Adjusted Revenue	$1,497.2	10.0%	$1,458.5	97.4%	87.0%	8.7%
New Business Wins	$200.0	20.0%	$585.9	292.9%	200.0%	40.0%
Adjusted Days Sales Outstanding	65.0	20.0%	65.5	99.2%	95.0%	19.0%
Individual Strategic Goals (discussed below)		20.0%		150.0%		30.0%
(1) Attainment of all of the 2020 AIP performance goals would result in a payout of 97.7% of target.

“Adjusted Net Income” is a non-GAAP measure and is defined as net income, adjusted to exclude items that may include, but not limited to, other income, significant charges or credits that impact the current results that are not related to our ongoing operations and unusual and infrequent non-operating items or adjustments, such as excluding the impact of acquisitions in the year of the acquisition, if unplanned and the exclusion of Merger and Acquisition costs, integration costs, and pre-operational legal costs.
“Adjusted Revenue” is a non-GAAP measure and is defined as GAAP Revenue, adjusted to exclude the impact of acquisitions in the year of the acquisition, if unplanned.
"Adjusted Days Sales Outstanding" is defined as reported DSO, adjusted to exclude the impact of acquisitions in the year of the acquisition, if unplanned.

Year Ended December 31, 2020
(in millions)	Adjusted Revenue
Reported GAAP Revenue	$1,395.5
Adjustments for the impact of:
- DCAA CSRSU	1.8
- COVID-19	63.1
- European Program	(1.9)
Comparable Non-GAAP Adjusted Revenue	$1,458.5

Year Ended December 31, 2020
(in millions, except per share data)	Adjusted Diluted Earnings Per Share
Reported GAAP Net Income	$37
Adjustments for the impact of, net of tax:
- DCAA CSRSU	1.5
- COVID-19	4.8
- FDII	(7.1)
- Mergers and Acquisitions	1.5
- LOGCAP Protest Costs	0.3
- European Program	(1.52)
Comparable Non-GAAP Adjusted Net Income	$36.4
Reported GAAP Diluted Earnings Per Share	$3.14
Comparable Non-GAAP Adjusted Diluted Earnings Per Share	$3.09
Weighted average common shares outstanding - diluted	11.8
The following table illustrates the calculation of the 2020 AIP awards paid to the NEOs in 2021. (Sum of components may differ from actual award amounts due to rounding.)

Name	Base Salary (a) ($)	Annual Incentive Target as a Percent of Base Salary (b) (1)	Adjusted Diluted Earnings Per Share Percent Achieved	Adjusted Revenue Percent Achieved	New Business Wins Percent Achieved	Adjusted Days Sales Outstanding Percent Achieved	Individual Goals/Performance Percent Achieved (2)	Approved Total Performance Percent Payout (d)	Actual 2020 AIP Awards (a)x(b)x(d) ($) (3)
Charles L. Prow	750,006	105	84.2	97.4	292.9	99.2	150.0	97.7	769,400
Susan D. Lynch	430,019	65	84.2	97.4	292.9	99.2	150.0	97.7	273,100
David A. Hathaway	400,005	60	84.2	97.4	292.9	99.2	150.0	97.7	234,500
Susan L. Deagle	400,005	60	84.2	97.4	292.9	99.2	150.0	97.7	234,500
Kevin T. Boyle	374,150	55	84.2	97.4	292.9	99.2	150.0	97.7	201,000
(1) This column reflects the target percent of base salary approved for each NEO for his or her 2020 annual incentive award. The approved annual incentive plan formula for 2020 was based on performance measures and goals that would pay 97.7% of target for 100% achievement of the approved goals.
(2) The Compensation Committee evaluated the extent to which Messrs. Prow, Hathaway and Boyle and Mses. Lynch and Deagle achieved their individual strategic goals. See tables below.

Individual Strategic Goals and Results for 2020

Charles L. Prow
Goal Description
Drive the execution of the Company's strategic goals for our growth, programs and enterprise functions.
Develop the Company's organic and inorganic growth efforts, including diversifying existing portfolio and achieving inorganic growth synergies.
Drive client engagement, legal and operations to successfully phase-in and execute new business wins.
Strive to achieve the Company's long-term strategic profit model.
Lead talent management and development and employee engagement efforts.
Continue to evolve our culture in support of our values.

Individual Performance Assessment. In evaluating Mr. Prow's performance, the Compensation Committee considered the following key factors:

•Successfully implemented new systems that standardized and improved process timelines, improved DSO processes, and identified areas of improvement in quality and cost measures.
•Completed two acquisitions in 2020 and achieved positive win-rates for organic growth.
•Developed a detailed long-term profit roadmap with actions initiated in 2020 to expand margins.
•Began transition efforts on LOGCAP V in spite of COVID-19 pandemic-related delays.
•Recruited and promoted executive talent, and identified and assessed next generation and emerging talent, with continued focus on the Company's diversity and professional development initiatives.
•Led succession planning for key positions, created an executive position and promoted within to lead diversity initiatives, and strengthened employee engagement efforts.
•Improved injury frequency and severity rates, demonstrated a strong commitment to leaders in labor and life support programs, and executed COVID-19 response measures.

Susan D. Lynch
Goal Description
Strive to meet individual profit models without compromising integrity in the reporting structure.
Evolve the finance team to a more predictive and advisory orientation and continue to grow talent and bench strength in support of our strategy.
Transform finance processes to achieve shorter cycle times without compromising outcomes.
Solidify the finance and treasury processes to increase our capability to finance and execute our strategy and growth objectives.
Continue to evolve our culture in support of our values.

Individual Performance Assessment. In evaluating Ms. Lynch's performance, the Compensation Committee considered the following key factors:

•Improved the collaboration with Programs and Contracts, driving to better outcomes on profit
•Significantly increased the team's talent strength and continues to drive the team towards a more predictive and value adding partner
•Successfully prepared for and implemented our new enterprise systems
•Continues the drive towards improved finance processes and functions
•Sustained achievement of our goals related to culture overall

David A. Hathaway
Goal Description
Strive to meet individual profit models without compromising integrity.
Achieve financial goals relating to our Programs Vectrus initiatives.
Work with Enterprise Vectrus and Finance on improvement projects.
Complete the Work Control Management (WCM) roll-out and growth and future trajectory including synergies successes.
Continue to evolve our culture in support of our values.

Individual Performance Assessment. In evaluating Mr. Hathaway's performance, the Compensation Committee considered the following key factors:

•Improved on the program delivery that is more predictable and capable of achieving continuous performance improvement
•Enhanced the predictable margin on the vast majority of programs
•Continued working with Finance, Supply Chain, Contracts and Operations Leaders to improve monthly and quarterly business processes
•Completed the WCM roll-out to many locations in 2020, with two locations on track for 2021
•Sustained achievement of our goals related to culture overall

Susan L. Deagle
Goal Description
Strive to meet individual profit models without compromising integrity.
Develop outcome-oriented strategy for Client Engagement across the organization and continue to drive investor expansion with Investor Relations activities.
Drive operational technology portfolio and in one new market, demonstrate a measurably improved pipeline.
Develop and drive mergers and acquisitions activities.
Continue to evolve our culture in support of our values.

Individual Performance Assessment. In evaluating Ms. Deagle's performance, the Compensation Committee considered the following key factors:
•Completed new business wins and re-compete business wins in 2020
•Improved client engagement strategy, drove above average market win rates and continued to build relationships across investor base
•Significantly improved roll out time on last program start up
•Completed two major acquisitions during the year and continues to drive cost synergy
•Sustained achievement of our goals related to culture overall

Kevin T. Boyle
Goal Description
Implement a more robust and sustained engagement and awareness campaign to strengthen business relationships.
Complete company-wide ethics and compliance risk assessment.
Continue to solidify our global security and corporate real estate strategy.
Continue to evolve our culture in support of our values.

Individual Performance Assessment. In evaluating Mr. Boyle's performance, the Compensation Committee considered the following key factors:

•Expanded engagement and awareness of Vectrus' capabilities and activities across full end user customer set
•Continued execution of a supportive organization in delivering on our strategy
•Completed roll out of upgraded, scalable and proactive ethics and compliance program
•Successfully improved the integration of global security and corporate real estate functions in support of enterprise wide business advisory strategy

•Sustained achievement of our goals related to culture overall

Strategic Goals for 2021
Mr. Prow continues to refine the process of establishing and assessing goals for the leadership team, based on the needs of the business. In 2021, Mr. Prow envisions the leadership team executing on several multidisciplinary projects company wide. This approach is intended to generate better outcomes and accelerate the benefits.

LONG-TERM INCENTIVE PROGRAM
2020 LONG-TERM INCENTIVE AWARDS
Long-term incentive awards are intended to directly tie long-term compensation to long-term value creation and shareholder return. The 2020 long-term incentive program provided for a combination of TSR awards and RSUs to comprise the total long-term incentive award for each NEO. These components are incentives for absolute stock price performance and appreciation as well as TSR performance relative to the specific group of companies referenced below. The Compensation Committee set vesting terms for RSUs based on the Compensation Consultant's review and guidance regarding current competitive practice and its assessment of appropriate vesting terms and conditions for Vectrus. In determining the total long-term incentive award for each NEO, the Committee also considered individual performance.

The Compensation Committee weighted the 2020 long-term incentive awards as follows:
The 2020 long-term incentive awards for all NEOs were granted on March 5, 2020. A valuation based on the grant date was used to determine the number of RSUs granted pursuant to this allocation. The number of RSUs granted on March 5, 2020 was based on $53.05, the closing price of Vectrus common stock on the grant date.

The following table sets forth the value of 2020 long-term incentive award amounts for the NEOs granted during 2020, as determined by the Compensation Committee.

Name	Restricted Stock Unit Award Value ($)	Restricted Stock Unit Awards (# of Units)	Relative Total Shareholder Return Target Award ($)
	Represents 50% of total award value		Represents 50% of total award value
Charles L. Prow	950,000	17,908	950,000
Susan D. Lynch	225,000	4,241	225,000
David A. Hathaway	175,000	3,299	175,000
Susan L. Deagle	175,000	3,299	175,000
Kevin T. Boyle	150,000	2,828	150,000

RESTRICTED STOCK UNIT COMPONENT
The Compensation Committee reviewed all proposed grants of RSUs to NEOs prior to their award, including awards based on performance, retention-based awards and awards contemplated for new employees as part of employment offers. Grants of RSUs provide executives with stock ownership of unrestricted shares after the restrictions lapse. NEOs were granted RSU awards because, in the judgment of the Compensation Committee and based on management’s recommendations, these individuals were in positions most likely to assist in the achievement of the Company’s long-term value creation goals and to create increased shareholder value over time. RSUs granted in 2020 vest in one-third annual installments on the first, second and third anniversaries of the grant date.

RELATIVE TOTAL SHAREHOLDER RETURN (TSR) AWARD COMPONENT
The TSR performance design for 2020 - 2022 compares the Company’s TSR performance relative to the TSR performance of the Aerospace and Defense companies in the S&P 1500 Index. In designing the program, the Compensation Committee determined that this would be an appropriate index for Vectrus to be measured against for relative total shareholder return performance. The Compensation Committee also determined to measure performance in a balanced manner with the following four performance periods weighted equally at 25%:

January 1, 2020 through December 31, 2020;
January 1, 2021 through December 31, 2021;
January 1, 2022 through December 31, 2022; and
January 1, 2020 through December 31, 2022.

The actual award payout factor will be determined based on the average of the payout factors for each of the four performance periods, determined as follows:

If the Company’s TSR performance relative to that of the Aerospace and Defense companies in the S&P 1500 Index is:	The Payout Factor is:
Less than the 35th percentile	0%
At the 35th percentile	50%
At the 50th percentile	100%
At the 80th percentile	200%
Actual results between the 35th percentile and the 80th percentile will be interpolated.

The potential award payout is capped at 200% of the target award as the Compensation Committee believes that having a cap helps mitigate excessive or inappropriate risk-taking.

VECTRUS TOTAL SHAREHOLDER RETURN AWARDS GRANTED IN 2018
The Compensation Committee approved and granted the 2018 TSR awards in March 2018. The awards were subject to a three-year performance period beginning January 1, 2018 through December 31, 2020 and measured in four individual periods, weighted equally, as follows: January 1, 2018 - December 31, 2018; January 1, 2019 - December 31, 2019; January 1, 2020 - December 31, 2020; and January 1, 2018 - December 31, 2020.

Following the end of the three-year performance period, Vectrus TSR performance was calculated for each of the four individual periods, relative to the Aerospace and Defense companies in the S&P 1500. Results are indicated below:

Individual Performance Period	Vectrus Percentile - Performance vs. Aerospace & Defense Companies in the S&P 1500 *	Payout Factor
January 1, 2018 - December 31, 2018	4.0 percentile	0.0%
January 1, 2019 - December 31, 2019	100.0 percentile	200.0%
January 1, 2020 - December 31, 2020	57.1 percentile	123.7%
January 1, 2018 - December 31, 2020	76.1 percentile	187.0%
Average Payout Factor:		127.7%
(*) Performance below the 35th percentile rank versus the Aerospace and Defense companies in the S&P 1500 Index results in a 0% Payout Factor for the applicable performance period. Payout percentages for performance between the 35th and 80th percentile rank are interpolated.

Following certification of Vectrus performance for the 2018 TSR awards, the Compensation Committee approved payouts in January 2021 at 127.7% of the target award. Payments in January 2021 to the NEOs were as follows:

Name	2018 Target Award ($)	Payout at 127.7% ($)
Charles L. Prow	800,000	1,021,600
David A. Hathaway	125,000	159,625
Susan L. Deagle	125,000	159,625
Kevin T. Boyle	125,000	159,625

Ms. Lynch did not receive a 2018 TSR award because she joined the Company in August 2019. TSR awards are discussed in more detail above at "Relative Total Shareholder Return (TSR) Award Component."

POST-EMPLOYMENT COMPENSATION
The Vectrus employer match contribution is 50% up to 8% of employee-elected deferrals based upon annual base compensation. All contributions are 100% vested.

Vectrus also established and maintains a non-qualified, unfunded Vectrus Systems Corporation Excess Savings Plan to provide key employees an opportunity to earn benefits in excess of the benefits that may be earned under the Vectrus 401(k) Plan. This plan is discussed in more detail in “Non-qualified Deferred Compensation for 2020” below.

SEVERANCE PLAN ARRANGEMENTS
The plans discussed below are described in more detail in "Payments Upon Termination or Change in Control." The severance plans apply to key Vectrus employees as defined by Section 409A. The Vectrus severance plan arrangements are not considered in determining other elements of compensation. All of the Vectrus NEOs were covered under the Senior Executive Severance Play Plan and the Special Senior Executive Severance Pay Plan.

SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause.

The exceptions to severance payments are:

●	the executive terminates his or her own employment;
●	the executive’s employment is terminated for cause; or
●	if the executive accepts employment or refuses comparable employment with a purchaser in a divestiture situation.
No severance is provided for termination for cause because the Company believes employees terminated for cause should not receive additional compensation. No severance is provided where an executive accepts or refuses comparable employment in a divestiture situation because the executive had the opportunity to receive employment income from another party under comparable circumstances. All of the NEOs are covered under this plan. Effective October 2020, the Senior Executive Severance Pay Plan was amended to adjust the severance payable to the Company's President and Chief Executive Officer (CEO). The Plan provides that the CEO's severance pay shall be equal to the combination of the CEO's base salary and Target Annual Incentive Plan Bonus multiplied by the months of severance earned under the Plan.

SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide compensation in the case of termination of employment in connection with an Acceleration Event (defined in "Payments Upon Termination or Change in Control"). The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company's future performance after certain change in control events. The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments, including change in control provisions, in the case of an Acceleration Event.

The purposes of these provisions are to:

●	provide for continuing cohesive operations as executives evaluate a transaction, which, without change in control protection, could be personally adverse to the executive;
●	keep executives focused on preserving value for shareholders;
●	retain key talent in the face of potential transactions; and
●	attract talented employees in the competitive marketplace.
As discussed above, this plan provides severance benefits for covered executives, including any NEO whose employment was terminated by the Company without cause, or where the covered executive terminated his or her employment for good reason within two years after the occurrence of an acceleration event as described below (including a termination due to death or disability) or if during the two-year period following an Acceleration Event, the covered executive had grounds to resign with good reason or the covered executive’s employment was terminated in contemplation of an Acceleration Event that ultimately occurred.
The plan is designed to put the executive in the same position, from a compensation and benefits standpoint, as he or she would have been in without the Acceleration Event. With respect to incentive plan awards, since the executive would no longer have the ability to influence the corporate objectives upon which the awards were based, the plan provides that any AIP awards be paid out at target.

CHANGE IN CONTROL ARRANGEMENTS
As described more fully in "Payments Upon Termination or Change in Control," the Compensation Committee has provided for treatment of short-term and long-term incentive plans, severance arrangements and the excess savings plan upon a change in control.

EMPLOYEE BENEFITS AND PERQUISITES
Vectrus executives are eligible to participate in Vectrus’ broad-based employee benefits programs, including medical, dental, vision coverage, and other specified benefit plans according to the plan documents.
PERQUISITES FOR THE NEOs
Vectrus provides only those perquisites that it considers to be reasonable and consistent with competitive practice. The Compensation Committee continues to review benefits and perquisites to assure they are reasonable and consistent with competitive practice.

OTHER CONSIDERATIONS AND POLICIES
CLAWBACK POLICY
The Board of Directors has adopted a clawback policy to provide for recoupment of performance-based compensation if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct. This would include annual cash incentive and bonus awards and all forms of equity-based compensation to the extent such awards are performance-based. If, in the Board of Directors’ view, the compensation related to Vectrus’ financial performance would have been lower if it had been based on the restated results, the Board of Directors will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances. The NEOs, Senior Vice Presidents, Corporate Vice Presidents, executives who are direct reports to the President and CEO and their direct reports are covered by this policy.

EQUITY GRANT POLICY - CONSIDERATION OF MATERIAL NON-PUBLIC INFORMATION
Vectrus equity-based awards granted to NEOs, senior and other executives, and equity-based awards granted to Directors, are awarded and priced on the same date as the approval date or a subsequent date approved by the Compensation Committee for administrative reasons. Vectrus may also make equity-based grants in the case of the promotion of an existing employee or hiring of a new employee. These grants may be made at a time Vectrus is in possession of material non-public information related to the promotion or the hiring of a new employee or other matters. Vectrus does not time its release of material non-public information for the purpose of affecting the value of executive compensation, and executive compensation decisions are not timed to the release of material non-public information.

CONSIDERATION OF TAX AND ACCOUNTING IMPACTS
Section 162(m)- Section 162(m) of the Code as in effect prior to the enactment of the Tax Act in December 2017 placed a limit of $1,000,000 on the amount of compensation that Vectrus could deduct in any one year with respect to its "covered employees," which consisted of its Chief Executive Officer and the three other highest-paid named executive officers, other than the Chief Financial Officer. There was an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements.

The Tax Act retained the $1,000,000 deduction limit, but repealed the performance-based compensation exemption from the deduction limit and expanded the definition of “covered employees,” effective for taxable years beginning after December 31, 2017. Consequently, compensation paid in 2018 and later years to NEOs in excess of $1,000,000 is not deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017.

The Compensation Committee generally intends to continue to comply with the requirements of Section

162(m) as it existed prior to the Tax Act with respect to performance-based compensation in excess of $1,000,000 payable under outstanding awards granted before November 2, 2017 under our 2014 Plan in order to qualify them for the transitional relief. However, no assurance can be given that the compensation associated with these awards will qualify for the transitional relief, due to ambiguities and uncertainties as to the application and interpretation of the revised Section 162(m) and the related requirements for transitional relief.

Section 409A - Vectrus plans are intended to comply with Section 409A of the Code, to the extent applicable. While Vectrus endeavors to comply with other applicable sections of the Code with respect to compensation, the Compensation Committee did not consider other tax implications when designing Vectrus’ compensation programs.

Excise Taxes - Vectrus provides “best-net” provisions with respect to any excise tax triggered by a change-in-control. Under these provisions, if payments triggered by a change-in-control would be subject to an excise tax, then either payments would be reduced by the amount needed to avoid triggering the tax, or no reduction of payments would occur, depending on which alternative left the executive in the better after-tax position.

POLICY AGAINST HEDGING, PLEDGING, SPECULATION IN COMPANY STOCK AND INSIDER TRADING
Vectrus has a policy that prohibits employees and Directors from taking advantage of, disclosing, or using any confidential information for the purpose of personal gain, including buying, selling, or trading in any Vectrus security. The policy includes prohibitions for Corporate Vice Presidents and above against hedging or pledging Vectrus securities, speculation or other investments where the shareowner’s economic interest is disassociated from share ownership. These prohibited transactions encompass the purchase of financial instruments, including short sales, forward contracts, equity swaps, collars, puts, calls or other derivative securities that are speculative in nature or designed to hedge or offset a decrease in market value of any Vectrus security (other than exercises of Company granted stock options). The Board of Directors has adopted a parallel policy that applies to Directors. In addition, Directors must receive specific written approval prior to entering into any transaction involving Vectrus securities. Directors and Corporate Vice Presidents and above also annually receive specific instructions with respect to trading in equity securities of Vectrus to ensure compliance with the Company's hedging, pledging, speculation and insider trading policies.

BUSINESS RISK AND COMPENSATION
Compensation across the enterprise is structured so that unnecessary or excessive risk-taking behavior is discouraged. Total compensation for senior officers is heavily weighted toward long-term compensation consistent with the Vectrus compensation philosophy, which is focused on long-term value creation. This focus on long-term compensation discourages behaviors that encourage short-term risks. The President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer attend those portions of the Compensation Committee meetings at which plan features and design configurations of annual and long-term incentive plans are considered and approved. Overall enterprise risk is reviewed and considered at the Committee and Board meetings, providing additional important information to the Compensation Committee.

Vectrus management recently conducted a risk assessment of our compensation policies and programs, including our executive compensation programs. This risk assessment is conducted annually. Vectrus management reviewed and discussed the findings of the assessment with the Compensation Committee and the full Board of Directors which concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive risk-taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed management’s summary on the review and assessment of such compensation programs and approved these conclusions.

The Compensation Committee considered risk implications of our compensation programs during its deliberations on the design of our 2020 executive compensation programs, with the goal of appropriately balancing short-term and long-term performance.

The following table summarizes representative Vectrus compensation components or policies and relevant risk mitigation factors:

RISK ASSESSMENT ACROSS THE ENTERPRISE

VECTRUS COMPENSATION COMPONENT OR POLICY	RISK MITIGATION FACTOR
Base Salary	Based on market rates. Provides stability and minimizes risk-taking incentives.
Annual Incentive Plan	● AIP design emphasizes overall performance and collaboration across the enterprise.
● AIP components focus on metrics that encourage operating performance and that differ from those used for long-term incentive awards.
● Individual AIP components and total AIP awards are capped.
● Payments are made only after external audit review and Compensation Committee certification of performance to metrics and approval of the payments.
Long-Term Incentive Awards -RSUs	RSUs vest annually in one-third increments over a three-year period.
-Total Shareholder Return Awards	TSR awards are based on relative share price performance over four separate periods (e.g., 2020, 2021, 2022 and 2020-2022) during a three-year cycle and encourage behaviors focused on long-term goals, while discouraging behaviors focused on short-term risks. Relative TSR is a different metric from those used for AIP awards.
Perquisites	Limited perquisites are based on competitive market data. (See "Employee Benefits and Perquisites - Perquisites for the NEOs.")
Severance	Severance plans are maintained by the Company in the event of termination without cause or in certain circumstances following a change in control of the Company.
Clawback Policy	Provides mechanism for senior executive compensation recapture in certain situations involving fraud or willful misconduct.
Officer Share Ownership Guidelines	Vectrus officers are required to own Vectrus shares or share equivalents up to 5 X base salary, depending on the level of the officer. In addition, the officers are required to hold shares until their guidelines are met. Share ownership guidelines align executive and shareholder interests and discourage executives from focusing on short-term results without regard for longer-term consequences.
Prohibition Against Pledging or Hedging or Speculation in Vectrus Securities	Vectrus policy prohibits Directors and Corporate Vice Presidents and above from pledging or hedging or speculative trading in and out of Vectrus securities, including short sales, forward contracts, equity swaps, collars, puts, calls or other derivative securities that are speculative in nature or designed to hedge or offset a decrease in market value of any Vectrus security (other than exercises of Company granted stock options).
Change in Control	Under the 2014 Plan and award agreements, a double trigger requires both consummation of the transaction and a qualifying termination for accelerated vesting of outstanding long-term incentive grants.
Pension Plans	Vectrus does not provide a traditional pension plan or supplemental executive retirement plan.

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for 2018, 2019 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($) (a)	Stock Awards ($) (b)	Option Awards ($) (c)	Non-equity Incentive Plan Compen-sation ($) (d)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings ($) (e)	All Other Compen-sation ($) (f)	Total ($)
Charles L. Prow President and Chief Executive Officer	2020	738,467	—	1,900,019	—	769,400	—	33,371	3,441,257
	2019	700,003	—	1,599,994	—	645,300	—	102,766	3,048,063
	2018	680,775	—	1,599,988	—	814,800	—	61,733	3,157,296
Susan D. Lynch Senior Vice President and Chief Financial Officer (g)	2020	429,916	—	449,985	—	273,100	—	17,684	1,170,685
	2019	168,700	—	450,001	—	93,000	—	819	712,520
David A. Hathaway Senior Vice President, Vectrus Programs	2020	394,038	—	350,012	—	234,500	—	15,124	993,674
	2019	372,394	—	249,996	—	172,500	—	13,898	808,788
	2018	365,019	25,000	249,999	—	233,700	—	13,598	887,316
Susan L. Deagle Senior Vice President, Chief Growth Officer	2020	393,088	—	350,012	—	234,500	—	15,261	992,861
	2019	362,336	—	249,996	—	195,000	—	13,656	820,988
	2018	324,245	—	249,999	—	211,300	—	2,728	788,272
Kevin T. Boyle Senior Vice President, Chief Legal Officer and General Counsel (h)	2020	372,043	—	300,025	—	201,000	—	14,239	887,307
	2019	365,019	—	249,996	—	184,300	—	11,012	810,327
(a)The amount in this column for 2018 represents a cash payment for Mr. Hathaway in connection with his offer of employment.
(b)Amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for target TSR awards and RSUs. The assumptions used in calculating these amounts are incorporated herein by reference to Note 17 to the consolidated financial statements in the Vectrus Form 10-K for the year ended December 31, 2020. For the maximum value of TSR awards, see the table in "Grants of Plan-Based Awards in 2020".
(c)Amounts in this column represent the aggregate grant date fair value of option grants. No stock option grants were awarded in 2020.
(d)Amounts in this column reflect the AIP awards that were earned for the applicable performance year.
(e)Vectrus does not have a traditional pension plan; therefore, no values are reported.
(f)Amounts in this column represent items specified in the All Other Compensation table below.
(g)Ms. Lynch joined the Company in August 2019.
(h)Mr. Boyle was recognized as a named executive officer in 2019.

ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites (a) ($)	Tax Reimburse-ments (b) ($)	Excess Savings Plan Contributions (c) ($)	401(k) Matching Contributions (d) ($)	Other (e) ($)	Total All Other Compensation ($)
Charles L. Prow	2020	—	—	18,139	9,779	5,453	33,371
Susan D. Lynch	2020	—	—	5,797	9,921	1,966	17,684
David A. Hathaway	2020	—	—	4,362	9,851	911	15,124
Susan L. Deagle	2020	—	—	4,324	9,989	948	15,261
Kevin T. Boyle	2020	—	—	3,482	9,866	891	14,239
(a)The amounts in this column represent perquisite payments. No payments made to NEOs in 2020.
(b)The amounts in this column represent tax reimbursement payments. No payments made to NEOs in 2020.
(c)Contributions to the Vectrus Systems Corporation Excess Savings Plan are unfunded and earnings are credited at the same rate as the Stable Value Fund available to participants in the Vectrus 401(k) Plan.
(d)Amounts represent matching contributions during 2020 in the Vectrus 401(k) Plan, as follows: Mr. Prow (Company match $9,779, met IRS limit on employee deferral); Ms. Lynch (Company match $9,921, met IRS limit on employee deferral); Mr. Hathaway (Company match $9,851, met IRS limit on employee deferral); Ms. Deagle (Company match $9,989, met IRS limit on employee deferral); and Mr. Boyle (Company match $9,866, met IRS limit on employee deferral).
(e)Amounts represent taxable group term life insurance premiums paid for each NEO.

CEO PAY RATIO
In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and report an estimate of the ratio of the total compensation of our CEO to the total compensation of our median employee. The intended purpose of the disclosure is to provide a reasonable measure of the relationship of pay between the CEO and the median paid employee. His compensation is discussed in detail in "Individual Executive Positions - 2020 Compensation Information" earlier in this Proxy Statement. The Company believes its compensation philosophy and process represent a responsible approach toward CEO pay. The required disclosure is presented as follows:

Median Employee Total Annual Compensation:	$57,209
CEO Total Annual Compensation:	$3,441,257
Ratio of CEO Pay to Median Employee Compensation:	60.2 to 1.0

In determining the median employee, the Company prepared a listing of all employees as of October 31, 2020. This includes U.S. and non-U.S. employees who were full-time, part-time or temporary employees and those on an approved leave of absence. Approximately 6,000 subcontract employees were excluded from the analysis because their compensation is determined by unaffiliated third parties. The data examined were W-2 wages or foreign equivalent compensation paid from November 1, 2019 through October 31, 2020. The median was calculated directly from the arrayed data using taxable wages as the chosen consistently applied compensation measure ("CACM"). Once the median employee was determined, annual total compensation was calculated for that individual using the Summary Compensation Table rules for both the CEO and the median employee. As of October 31, 2020, the Company employed approximately 7,200 persons, excluding the CEO.

GRANTS OF PLAN-BASED AWARDS IN 2020
The following table summarizes awards made to our NEOs during the year ended December 31, 2020. Grants made to NEOs during 2020 were made under the 2014 Plan. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts for 2020 under the AIP), and estimated future payouts under the long-term incentive awards, which consist of potential payouts related to the TSR awards granted in 2020 for the 2020 - 2022 performance period. The table also provides the number of shares underlying all other stock awards, which consist of RSU awards, and the grant date fair value of each equity award computed under FASB ASC Topic 718.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Charles L. Prow		393,753	787,506	1,575,012
	1/1/2020				475,000	950,000	1,900,000
	3/5/2020							17,908			950,019
Susan D. Lynch		139,756	279,512	559,024
	1/1/2020				112,500	225,000	450,000
	3/5/2020							4,241			224,985
David A. Hathaway		120,002	240,003	480,006
	1/1/2020				87,500	175,000	350,000
	3/5/2020							3,299			175,012
Susan L. Deagle		120,002	240,003	480,006
	1/1/2020				87,500	175,000	350,000
	3/5/2020							3,299			175,012
Kevin T. Boyle		102,892	205,783	411,566
	1/1/2020				75,000	150,000	300,000
	3/5/2020							2,828			150,025

(1)Amounts reflect the threshold, target, and maximum payment levels for commensurate performance under the AIP described above in “Compensation Discussion and Analysis - Compensation Program Objectives” if certain performance metrics are met. These potential payments are based on achievement of specific performance metrics and individual goals and are completely at risk. The target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target and the maximum is equal to 200% of target. The approved AIP formula for 2020 was based on performance measures and totals that would pay 97.7% of target for 100% achievement of the approved goals. Actual AIP awards for 2020 are shown in the Summary Compensation Table.
(2)Amounts reflect the threshold, target, and maximum payment levels, respectively, which are denominated in dollars, if an award payout is achieved under the Company's 2020 TSR awards. The 2020 TSR awards are subject to a three-year performance period from January 1, 2020 to December 31, 2022. The potential payments are based on achievement of specific approved performance as further described above in "Compensation Discussion and Analysis - Long-Term Incentive Program - Relative Total Shareholder Return (TSR) Award Component." TSR awards are completely at-risk compensation and payments, if any, are made in cash after the end of the performance period. The target amount shown is the grant date fair value.
(3)Amounts reflect the number of RSUs granted in 2020 to the NEOs. RSUs granted to NEOs vest in one-third annual installments on the first, second and third anniversaries of the grant date. The number of shares underlying the RSU awards granted on March 5, 2020 were determined based on $53.05, the closing price of Vectrus common stock on March 5, 2020. During the restriction period, holders of RSUs do not have voting rights.
(4)Stock options were not granted in 2020.
(5)Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the NEOs in 2020.

SPECIAL COMPENSATION ARRANGEMENTS
CHARLES L. PROW EMPLOYMENT LETTER AND OTHER MATTERS
On November 30, 2016, Vectrus and Charles L. Prow entered into an employment letter (the "Prow Employment Letter") setting forth the terms and conditions of his employment as President and Chief Executive Officer of the Company. The material terms of the Prow Employment Letter are set forth below.
1.Compensation and Benefits.
a.Annual Base Salary. Mr. Prow’s initial base salary was $600,000.
b.2017 Target Annual Incentive. Mr. Prow is eligible to participate in the Company’s Annual Incentive Plan with a target award of 100% of his annual base salary, starting in 2017.
c.Long-Term Incentives. Mr. Prow is eligible for annual long-term incentive awards with an aggregate long-term incentive target for 2017 of $900,000 under the Company’s Long-Term Incentive Program, subject to approval by the Compensation Committee. It was anticipated that fifty percent (50%) of his 2017 long-term incentive award would be in the form of a cash incentive opportunity tied to relative total shareholder return; thirty percent (30%) would be in the form of time-vesting RSUs; and twenty percent (20%) would be in the form of time-vesting non-qualified stock options. In addition, as a one-time incentive, on December 8, 2016, he received a special RSU grant valued at $600,000 with annual vesting over three years.
d.Other Benefit Programs. Mr. Prow is eligible to participate in the Company’s compensation and benefit plans, policies and arrangements that are applicable to other executives, including the Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan. Mr. Prow is an at-will employee.

Housing Costs. On February 24, 2017, the Compensation Committee approved a housing allowance for Mr. Prow in the amount of $3,000 per month. Mr. Prow, who was hired in December 2016 and worked primarily at the Company’s Reston, Virginia office until his recent relocation to Colorado Springs in January 2019, was expected to spend a substantial amount of time in Colorado Springs, Colorado (the location of the Company’s headquarters). The Committee approved the housing allowance, which was not grossed up for taxes, following the Company’s cost analysis that indicated that the allowance would be less expensive than estimated hotel costs for his visits to Colorado Springs. The Company previously paid a total of $2,827 in 2017 for short-term apartment rental costs in Colorado Springs. The housing allowance was discontinued effective March 2019.

Relocation Costs. In February 2019, the Compensation Committee approved reimbursement of Mr. Prow's relocation costs (less the total amount of housing allowance previously paid, $72,000) in connection with his move to Colorado Springs, Colorado. Accordingly, Mr. Prow was reimbursed $65,310, which included a gross up for taxes of $28,724, on April 2, 2019.

SUSAN L. DEAGLE EMPLOYMENT LETTER
On March 13, 2017, Vectrus and Ms. Deagle entered into an employment letter (the "Deagle Employment Letter") setting forth the terms and conditions of her employment as Senior Vice President and Chief Growth Officer of the Company. Ms. Deagle joined the Company on May 1, 2017. The material terms of the Deagle Employment Letter are set forth below.

1.Compensation and Benefits.
a.Annual Base Salary.  Ms. Deagle’s initial base salary was $300,019.
b.Cash Sign-on Payment.  Ms. Deagle received a cash sign-on payment (for equity that she forfeited at her then-current employer) of $75,000, subject to repayment (net of taxes) if Ms. Deagle voluntarily terminated her employment within one year of her start date.
c.2017 Target Annual Incentive.  Ms. Deagle is eligible to participate in the Company’s Annual Incentive Plan. She was eligible for a target award of 50% of her annual base salary in 2017, and the award was prorated based on the number of months worked in 2017.
d.Long-Term Incentives.  Ms. Deagle is eligible to participate in the Company's Long-Term Incentive Program, subject to approval of her awards by the Compensation Committee.  For 2017, she was recommended for a total target award of $250,000, comprised of 50% in the form of a cash target related to relative total shareholder return (subject to a three-year performance period beginning January 1, 2017 through December 31, 2019), 20% in non-qualified stock options and 30% in RSUs. The options and RSUs will vest in one-third installments on the first, second and third anniversaries of the grant date.
e.Other Benefit Programs.  Ms. Deagle is eligible to participate in the Company’s benefit plans that are applicable to other employees.
DAVID A. HATHAWAY EMPLOYMENT LETTER AND OTHER MATTERS
On September 4, 2017, Vectrus and Mr. Hathaway (currently our Senior Vice President, Programs) entered into an employment letter (the "Hathaway Employment Letter") setting forth the terms and conditions of his employment as Senior Vice President, Information Technology & Network Communications Services of the Company. Mr. Hathaway joined the Company on October 10, 2017. The material terms of the Hathaway Employment Letter are set forth below.

1.Compensation and Benefits.
a.Annual Base Salary.  Mr. Hathaway's initial base salary was $365,019.
b.Cash Sign-on Payment.  Mr. Hathaway was eligible for and paid a cash sign-on payment of $130,000 as recognition of the annual bonus forfeited from his previous employer, subject to repayment (net of taxes) if Mr. Hathaway voluntarily terminated his employment within one year of his start date.
c.Restricted Stock Units. Mr. Hathaway received an award of RSUs valued at $60,000, which was intended to replace equity at his then-current employer, which was scheduled to vest in 2018. The RSUs were granted five business days following his date of hire and will vest in one-third annual installments on the first, second and third anniversaries of the grant date.
d.2017 Target Annual Incentive.  Mr. Hathaway is eligible to participate in the Company’s Annual Incentive Plan. He was eligible for a target award of 55% of his annual base salary for 2017 and the award was prorated based on the number of months worked in 2017.
e.Additional Cash Payment.  Mr. Hathaway received a lump sum payment of $50,000 structured over a two-year period. $25,000 was paid within one month of his date of hire and the remaining $25,000 was paid on or about his one year anniversary with the Company. The payment was subject to repayment (net of taxes) if Mr. Hathaway voluntarily terminated his employment within one year of his start date.
f.Long-Term Incentives.  Mr. Hathaway is eligible to participate in the Company's Long-Term Incentive Program, subject to approval of his awards by the Compensation Committee. For 2017, he was recommended for a total target award of $250,000, comprised of 50% in the form of a cash target related to relative total shareholder return (subject to a three-year performance period beginning January 1, 2017 through December 31, 2019), 20% in non-qualified stock options and 30% in RSUs. The options and RSUs will vest in one-third installments on the first, second and third anniversaries of the grant date.
g.Benefit Programs.  Mr. Hathaway is eligible to participate in the Company’s benefit plans that are applicable to other employees.

KEVIN T. BOYLE EMPLOYMENT LETTER AND OTHER MATTERS
On October 3, 2018, Vectrus and Mr. Boyle entered into an employment letter (the "Boyle Employment Letter") setting forth the terms and conditions of his employment as Senior Vice President, Chief Legal Officer and General Counsel of the Company. Mr. Boyle joined the Company on October 15, 2018. The material terms of the Boyle Employment Letter are set forth below.

1.Compensation and Benefits.
a.Annual Base Salary.  Mr. Boyle's initial base salary was $365,019.
b.2018 Target Annual Incentive.  Mr. Boyle is eligible to participate in the Company’s Annual Incentive Plan. He was eligible for a target award of 55% of his annual base salary for 2018 and the award was prorated based on the number of months worked in 2018.
c.Long-Term Incentives.  Mr. Boyle is eligible to participate in the Company's Long-Term Incentive Program, subject to approval of his awards by the Compensation Committee. For 2018, he was recommended for a total target award of $250,000, comprised of 50% in the form of a cash target based on the Company's relative total shareholder return performance (subject to a three-year performance period beginning January 1, 2018 through December 31, 2020) and 50% in the form of restricted stock units that will vest in one third-installments on the first, second and third anniversaries of the grant date.
d.Benefit Programs.  Mr. Boyle is eligible to participate in the Company’s benefit plans that are applicable to other employees.

SUSAN D. LYNCH EMPLOYMENT LETTER AND OTHER MATTERS
On July 7, 2019, Vectrus and Ms. Lynch entered into an employment letter (the "Lynch Employment Letter") setting forth the terms and conditions of her employment. Ms. Lynch was appointed Senior Vice President and Chief Financial Officer of the Company effective August 8, 2019. The material terms of the Lynch Employment Letter are set forth below.

1.Compensation and Benefits.
a.Annual Base Salary.  Ms. Lynch's initial base salary was $430,019.
b.2019 Target Annual Incentive.  Ms. Lynch is eligible to participate in the Company’s Annual Incentive Plan. She was eligible for a target award of 65% of her annual base salary for 2019 and the award was prorated based on the number of months worked in 2019.
c.Long-Term Incentives.  Ms. Lynch is eligible to participate in the Company's Long-Term Incentive Program, subject to approval of her awards by the Compensation Committee. For 2019, she was recommended for a total target award of $450,000, comprised of 50% in the form of a cash target based on the Company's relative total shareholder return performance (subject to a three-year performance period beginning January 1, 2019 through December 31, 2021) and 50% in the form of restricted stock units that will vest in one third-installments on the first, second and third anniversaries of the grant date.
d.Benefit Programs.  Ms. Lynch is eligible to participate in the Company’s benefit plans that are applicable to other employees.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END
The following table sets forth summary information regarding the outstanding equity awards held by our NEOs at December 31, 2020.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Charles L. Prow	3/3/2017	21,898	—	21.98	3/3/2027	—	—
	3/5/2018	—	—	—	—	7,931	394,329
	3/4/2019	—	—	—	—	19,226	955,917
	3/5/2020	—	—	—	—	17,908	890,386
Susan D. Lynch	8/8/2019	—	—	—	—	3,450	171,534
	3/5/2020	—	—	—	—	4,241	210,863
David A. Hathaway	10/17/2017	4,026	—	32.49	10/17/2027	—	—
	3/5/2018	—	—	—	—	1,239	61,603
	3/4/2019	—	—	—	—	3,004	149,359
	3/5/2020	—	—	—	—	3,299	164,026
Susan L. Deagle	5/8/2017	5,618	—	26.05	5/8/2027	—	—
	3/5/2018	—	—	—	—	1,239	61,603
	3/4/2019	—	—	—	—	3,004	149,359
	3/5/2020	—	—	—	—	3,299	164,026
Kevin T. Boyle	10/22/2018	—	—	—	—	1,448	71,995
	3/4/2019	—	—	—	—	3,004	149,359
	3/5/2020	—	—	—	—	2,828	140,608

(1)These awards vest in one-third annual installments on the applicable anniversaries of the grant date.
(2)Reflects the Company's closing stock price of $49.72 per share on December 31, 2020.

OPTION VESTING SCHEDULE
Generally, stock options vest on the applicable anniversary of the grant date. Options vest in one-third cumulative annual installments on the first, second and third anniversaries of the grant date. Stock options were not granted in 2018, 2019 or 2020.

Name	Grant Date	Vesting Schedule

Charles L. Prow	—	—
Susan D. Lynch	—	—
David A. Hathaway	—	—
Susan L. Deagle	—	—
Kevin T. Boyle	—	—

RESTRICTED STOCK UNIT VESTING SCHEDULE
Generally, RSUs vest on the applicable anniversary of the grant date. Except as otherwise noted, RSUs vest in one-third annual installments on the first, second and third anniversaries of the grant date.

Name	Grant Date	Vesting Schedule (#)
		2021	2022	2023
Charles L. Prow	3/5/2018	7,931
	3/4/2019	9,613	9,613
	3/5/2020	5,970	5,969	5,969
Susan D. Lynch	8/8/2019	1,725	1,725
	3/5/2020	1,414	1,414	1,413
David A. Hathaway	3/5/2018	1,239
	3/4/2019	1,502	1,502
	3/5/2020	1,100	1,100	1,099
Susan L. Deagle	3/5/2018	1,239
	3/4/2019	1,502	1,502
	3/5/2020	1,100	1,100	1,099
Kevin T. Boyle	10/22/2018	1,448
	3/4/2019	1,502	1,502
	3/5/2020	943	943	942

OPTION EXERCISES AND STOCK VESTED
The following table summarizes the option exercises and vesting of RSUs for each of our NEOs in 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Charles L. Prow	—	—	21,639	1,160,665
Susan D. Lynch	—	—	1,726	86,783
David A. Hathaway	—	—	4,125	203,365
Susan L. Deagle	—	—	3,700	193,649
Kevin T. Boyle	—	—	2,950	139,316
(1)Represents the difference between the market price of a share of Vectrus common stock on the date of exercise, and the exercise price per share, multiplied by the number of shares acquired upon exercise.
(2)The aggregate value realized on the date of vesting of the RSUs is based on the average of high and low prices of Vectrus common stock on the date of vesting, multiplied by the number of shares acquired upon vesting. The value realized for these NEOs is based on $53.83 per share on the vesting date of March 3, 2020, $53.43 per share on the vesting date of March 4, 2020, $53.79 per share on the vesting date of March 5, 2020, $48.75 per share on the vesting date of May 8, 2020, $50.28 per share on the vesting date of August 8, 2020, $40.80 per share on the vesting date of October 17, 2020 and $40.79 per share on the vesting date of October 22, 2020, as calculated below.

PENSION BENEFITS
Prior to the Spin-off, the NEOs participated in pension plans provided by Exelis. Vectrus has not adopted a pension plan, and does not provide pension benefits to the NEOs.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2020
EXCESS SAVINGS PLAN
The Vectrus Systems Corporation Excess Savings Plan provides our key employees with an opportunity to earn retirement savings benefits in excess of the retirement benefits they may contribute under our 401(k) Plan. Section 415 of the Code limits the amount of compensation that can be used to determine employee and employer contribution amounts ($285,000 in 2020) to the 401(k) Plan. The benefit that is provided to an employee under an excess benefit plan generally amounts to the difference between what the employee would have received under the employer's qualified retirement plan without applying the Section 415 limitations and what the employee actually receives under the qualified retirement plan.

The Vectrus Systems Corporation Excess Savings Plan is a non-qualified unfunded savings plan. All balances under this plan are maintained on the books of Vectrus. Vectrus contributes to the participant's excess savings account at 4% of eligible base compensation. Participant investment earnings are based on the Guaranteed Income Fund - Stable Value Fund in the Vectrus 401(k) Plan. Benefits will be paid to the NEO in a lump sum in the seventh month following the last day worked by such NEO.

DEFERRED COMPENSATION
The following table shows the activity within the Excess Savings Plan for the NEOs for 2020.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (a)	Registrant Contributions in Last FY ($) (b) (1)	Aggregate Earnings in Last FY ($) (c)	Aggregate Withdrawals/ Distributions ($) (d)	Aggregate Balance at Last FYE ($) (e) (2)
Charles L. Prow	—	18,139	1,023	—	64,669
Susan D. Lynch	—	5,797	18	—	5,815
David A. Hathaway	—	4,362	161	—	11,919
Susan L. Deagle	—	4,324	118	—	9,760
Kevin T. Boyle	—	3,482	76	—	6,967
(1)The amounts in this column are also included in the Summary Compensation Table and in the All Other Compensation Table as Excess Savings Plan Contributions.
(2)The following amounts of the aggregate balance from the table were reported in previous summary compensation tables: Mr. Prow - $45,507, Mr. Hathaway - $7,396, Ms. Deagle - $5,318, and Mr. Boyle - $3,409.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
In this section, we discuss the compensation payable (including accelerated vesting of equity awards) in the event of a change in control and employment termination under several different circumstances, including voluntary termination, termination for cause, death, disability, termination without cause and termination in connection with a change in control.

The amounts shown in the Potential Post-Employment Compensation table are estimates, assuming the triggering event occurred on December 31, 2020. Values attributed to accelerated vesting of equity-based awards are based on Vectrus’ closing stock price on December 31, 2020, which was $49.72.

PAYMENTS AND BENEFITS PROVIDED GENERALLY TO SALARIED EMPLOYEES
The amounts shown in the table below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

●	Accrued salary and paid time off; and
●	Amounts currently vested under the Vectrus Excess Savings Plan.
No perquisites are provided to the NEOs upon a change in control or in any of the post-employment circumstances shown in the table below.

SEVERANCE AND CHANGE IN CONTROL
SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if Vectrus terminates a senior executive’s employment without cause. The amount of severance pay under this plan depends on the executive’s base salary (and, in the case of Mr. Prow, target annual incentive opportunity) and years of service. The severance benefit begins at 12 months of pay for less than four years of service and increases to 18 months of pay for service of nine years or more. The executives are also eligible to continue receiving subsidized health and welfare benefits during the severance payment period. Vectrus considers these severance pay provisions appropriate given the job responsibilities and competitive market in which senior executives function. Vectrus’ obligation to continue severance payments stops if the executive does not comply with the Vectrus Code of Conduct or applicable Vectrus Corporate Policies. Vectrus considers this cessation provision to be critical to Vectrus’ emphasis on ethical behavior. Vectrus’ obligation to continue severance payments also ends if the executive engages in any activity inimical to the best interests of Vectrus, disparages Vectrus, induces employees to leave Vectrus without our consent or does not comply with non-competition provisions of this plan. These provisions protect the integrity of our business and are consistent with typical business arrangements. If a covered executive receives or is entitled to receive other severance or similar compensation under another Vectrus plan or agreement or under applicable law, the amount of that other compensation will reduce amounts otherwise payable under this plan, to the extent such offsetting would not violate Code Section 409A. The severance is paid in equal installments over the applicable severance period.

The exceptions to severance payments are:

●	the executive terminates his or her own employment;
●	the executive’s employment is terminated for cause, death or disability; or
●	the executive accepts employment or refuses comparable employment with a purchaser in a divestiture situation.
Assuming a termination by Vectrus without cause on December 31, 2020, Mr. Prow and Ms. Deagle would have been entitled to 13 months of severance, and Messrs. Hathaway and Boyle and Ms. Lynch would have been entitled to 12 months of severance.
SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide compensation in the case of termination of employment in connection with an Acceleration Event (as defined below). The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company's future performance after certain change in control events. The plan is structured to encourage executives to act in the best interests of shareholders without regard to the potential impact a change in control transaction might have with respect to his or her employment by providing severance protections for terminations that arise in connection with a change in control transaction. The following describes the terms of the plan as in effect on December 31, 2020.

The purposes of these provisions are to:

●	provide for continuing cohesive operations as executives evaluate a transaction, which, without change in control protection, could be personally adverse to the executive;
●	keep executives focused on preserving value for shareholders;
●	retain key talent in the face of potential transactions; and
●	attract talented employees in the competitive marketplace.
As discussed above, this plan provides severance benefits for covered executives, including the NEOs, if their employment is terminated (i) by the Company without cause within two years after a change in control transaction or prior to a change in control transaction if the termination occurs after public announcement of the transaction (provided the transaction is consummated) or the termination is at the request of a party to the transaction, or (ii) where the covered executive terminates his or her employment for good reason (including a termination due to death or disability if at the time of such termination the executive could have resigned for good reason) within two years after a change in control transaction.

This plan provides four tiers of benefits for covered executives, based on their position within the Company and the criticality of their role in a change in control transaction. The Compensation Committee, working in concert with the independent Compensation Consultant, considered four tiers of benefits appropriate based on the relative ability of each tier of employee to influence future Company performance. In the event of a covered termination under this plan on December 31, 2020, the executive would have been entitled to:

●	any accrued but unpaid base salary and paid time off, any earned but unpaid bonus (AIP payment) relating to the preceding year, unreimbursed expenses and any amounts to which the executive is entitled under applicable employee benefit plans;
●	two and a half (2.5) (in the case of Mr. Prow), two (2.0) (in the case of Ms. Lynch and Mr. Boyle) and one and a half (1.5) (in the case of Mr. Hathaway and Ms. Deagle) times the executive’s annual base salary and target annual incentive opportunity at the time of the termination, paid in equal installments; and
●	continuation of health insurance benefits at the same levels for the length of the COBRA continuation period.
If payments triggered by a change in control transaction would constitute excess parachute payments for purposes of Code Section 280G, then either: (1) payments would be reduced by the amount needed to avoid triggering Code Section 280G, or (2) no reduction of payments would occur, depending on which alternative leaves the executive in a better after-tax position.

As of December 31, 2020, Mr. Prow is covered at the Tier 1 level of benefits of 2.5 times, Ms. Lynch and Mr. Boyle are covered at the Tier 2 level of benefits of 2.0 times, and Mr. Hathaway and Ms. Deagle are covered at the Tier 3 level of benefits of 1.5 times. Effective February 2021, the Compensation Committee approved an amendment to the Special Senior Executive Severance Pay Plan which increased the level of benefits for Mr. Hathaway and Ms. Deagle to the Tier 2 level of benefits of 2.0 times.

EFFECT OF A CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT ON ANNUAL INCENTIVE AWARDS, EQUITY AWARDS AND THE EXCESS SAVINGS PLAN

Annual Incentive Awards. Under the AIP, upon a change in control, the AIP awards for the year of the change in control would be paid at the greater of “target” or actual achievement as of the date of the change in control event. Since the AIP awards would have been earned as of December 31, 2020 based on continued employment through such date, and actual performance exceeded target, we have not reflected the 2020 AIP awards in the table below. The NEO’s AIP awards for 2020, including the target opportunities and the actual amounts earned, are discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

Long-Term Incentive Awards. No outstanding long-term incentive awards accelerate solely upon a change in control transaction; however, vesting is accelerated in the event of certain termination of employment scenarios. Following is a description of how the awards are treated upon different termination events.

Stock Options. The stock options become fully vested upon termination due to death or disability. Upon termination due to retirement (termination at or after age 60 with at least 5 years of service, other than termination by the Company for cause or due to death or disability), a prorated portion of the option will continue to vest on the applicable vesting dates based on the number of full months of employment during the vesting period, and any remaining unvested portion will expire unless the option holder agrees to comply with the non-competition covenants contained in the stock option agreement, in which case the option will vest without proration on each subsequent vesting date as if employment had continued. If the option holder is not retirement eligible upon voluntary resignation or termination by the Company without cause, the unvested portions of the option expire immediately, except that if employment is terminated by the Company without cause or by the option holder for good reason within 24 months following a change in control transaction, the options become fully vested.

RSUs. The RSUs become fully vested upon termination due to death or disability. Upon termination due to retirement (termination at or after age 60 with at least 5 years of service, other than termination by the Company for cause or due to death or disability) or termination by the Company without cause, a prorated portion of the RSUs will continue to vest on the applicable vesting dates based on the number of full months of employment during the vesting period, and any remaining unvested portion will be forfeited unless the RSU holder agrees to comply with the non-competition covenants contained in the RSU agreement, in which case the RSUs will vest without proration on each subsequent vesting date as if employment had continued. If the RSU holder is not retirement eligible upon voluntary resignation, the unvested portions of the RSUs will be forfeited. If employment is terminated by the Company without cause or by the option holder for good reason within 24 months following a change in control transaction, the RSUs become fully vested.

TSR Awards. Upon termination due to death or disability, the TSR awards remain eligible to vest based on actual performance over the performance period (or as determined upon a change in control event as described below if such an event occurs during the performance period) as if the award holder had remained employed. Upon termination due to retirement (termination at or after age 60 with at least 5 years of service, other than termination by the Company for cause or due to death or disability) or termination by the Company without cause, a prorated portion of the TSR award will remain eligible to vest based on actual performance over the performance period (or as determined upon a change in control event as described below if such an event occurs during the performance period) as if employment had continued, and any remaining unvested portion will expire unless the termination was due to retirement and the award holder agrees to comply with the non-competition covenants contained in the TSR award agreement, in which case the portion of the award that vests will not be prorated. If the award holder is not retirement eligible upon voluntary resignation, the unvested portions of the award will be forfeited. If employment is terminated by the Company without cause or by the award holder for good reason within 24 months following a change in control transaction, the award becomes fully vested, with a prorated portion of the award determined by calculating the average performance over any completed and open performance periods (based on actual performance through the date of the change in control event) and the remainder based on assumed target performance.

Each of the NEOs has accepted the terms and conditions with respect to their awards, including restrictive covenants. None of the NEOs were retirement eligible (age 60 with 5 years of service) for purposes of their long-term incentive awards on December 31, 2020.

Vectrus Systems Corporation Excess Savings Plan. Payment of the NEOs’ accounts under this plan would be triggered by a change in control or a termination of employment or death of the NEO. The definition of change in control under this plan is consistent with the corresponding definition under Code Section 409A. Since there is no accelerated vesting or other enhancement of benefits under the plan, we have not disclosed the NEOs’ accounts in the table below. For information regarding this plan and the NEOs’ aggregate balances as of December 31, 2020, see the “Non-Qualified Deferred Compensation” table above.

Additional Information. The change in control and employment termination provisions in these plans and agreements are intended to provide protections in the context of change in control transaction and certain termination events so that the executives can focus on preserving value for shareholders when evaluating situations that, without these provisions, could be personally adverse to the executive. Except for the Vectrus Systems Corporation Excess Savings Plan, which defines a change in control by reference to the corresponding definition under Code Section 409A, as of December 31, 2020, change in control was defined as one of the following acceleration events ("Acceleration Events") for purposes of these plans and agreements:

1.A report on Schedule 13D was filed with the SEC disclosing that any person, other than Vectrus or one of its subsidiaries or any employee benefit plan that is sponsored by Vectrus or a subsidiary, had become the beneficial owner of 30% or more of Vectrus’ outstanding stock;
2.A person other than Vectrus or one of its subsidiaries or any employee benefit plan that is sponsored by Vectrus or a subsidiary purchased Vectrus shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 30% or more of Vectrus outstanding stock;
3.The consummation of:
(a)any consolidation, business combination or merger of Vectrus other than a consolidation, business combination or merger in which the shareholders of Vectrus immediately prior to the merger would hold 50% or more of the combined voting power of Vectrus or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in Vectrus immediately prior to the merger; or
(b)any sale, lease, exchange or other transfer of all or substantially all of the assets of Vectrus;
4.A majority of the members of the Board of Directors of Vectrus changed within a 12-month period, unless the election or nomination for election of each of the new Directors by Vectrus’ shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of the 12-month period; or
5.Any person other than Vectrus or one of its subsidiaries or any employee benefit plan sponsored by Vectrus or a subsidiary became the beneficial owner of 30% or more of Vectrus outstanding stock.

The Potential Post-Employment Compensation table on the following page provides additional information.

POTENTIAL POST-EMPLOYMENT COMPENSATION

Executive*	Resignation (a)($)	Termination for Cause (b)($)	Death (c)($)	Disability (d)($)	Termination Not For Cause (e)($)	Change in Control and Termination Not For Cause or With Good Reason (f)($)
Charles L. Prow
Severance (1)	0	0	0	0	1,675,831	3,868,511
2019 - 2021 TSR Award (2)	0	0	1,047,400	1,047,400	698,302	1,197,888
2020 - 2022 TSR Award (2)	0	0	1,021,250	1,021,250	340,383	1,045,162
Unvested RSUs (3)	0	0	2,240,632	2,240,632	876,812	2,240,632
Total	0	0	4,309,282	4,309,282	3,591,328	8,352,193
Susan D. Lynch
Severance (1)	0	0	0	0	444,010	1,448,013
2019 - 2021 TSR Award (2)	0	0	294,581	294,581	196,397	336,906
2020 - 2022 TSR Award (2)	0	0	241,875	241,875	80,617	247,538
Unvested RSUs (3)	0	0	382,397	382,397	81,242	382,397
Total	0	0	918,853	918,853	802,266	2,414,854
David A. Hathaway
Severance (1)	0	0	0	0	413,996	981,483
2019 - 2021 TSR Award (2)	0	0	163,656	163,656	109,110	187,170
2020 - 2022 TSR Award (2)	0	0	188,125	188,125	62,702	192,530
Unvested RSUs (3)	0	0	374,988	374,988	143,194	374,988
Total	0	0	726,769	726,769	729,002	1,736,171
Susan L. Deagle
Severance (1)	0	0	0	0	442,530	972,962
2019 - 2021 TSR Award (2)	0	0	163,656	163,656	109,110	187,170
2020 - 2022 TSR Award (2)	0	0	188,125	188,125	62,702	192,530
Unvested RSUs (3)	0	0	374,988	374,988	143,194	374,988
Total	0	0	726,769	726,769	757,536	1,727,650
Kevin T. Boyle
Severance (1)	0	0	0	0	388,141	1,188,815
2019 - 2021 TSR Award (2)	0	0	163,656	163,656	109,110	187,170
2020 - 2022 TSR Award (2)	0	0	161,250	161,250	53,745	165,026
Unvested RSUs (3)	0	0	361,962	361,962	103,120	361,962
Total	0	0	686,868	686,868	654,116	1,902,973

(1)Amounts shown in column (e) reflect the cash severance and estimated cost to Vectrus of the continuation of benefits under the Senior Executive Severance Pay Plan, which would have been as follows: Mr. Prow ($1,665,638 the combination of the CEO's base salary and target annual incentive opportunity multiplied by the months of severance earned under the Plan and $10,193); Ms. Lynch ($430,019 and $13,991); Mr. Hathaway ($400,005 and $13,991); Ms. Deagle ($433,339 and $9,191); and Mr. Boyle ($374,150 and $13,991). Amounts shown in column (f) reflect the cash severance and estimated cost to Vectrus of the continuation of benefits under the Special Senior Executive Severance Pay Plan, which would have been as follows: Mr. Prow ($3,843,781 and $24,730); Ms. Lynch ($1,419,063 and $28,950); Mr. Hathaway ($960,012 and $21,471); Ms. Deagle ($960,012 and $12,950); and Mr. Boyle ($1,159,865 and $28,950).

(2)Amounts shown in columns (c), (d) and (e) for the 2019-2021 TSR awards are based on actual performance for the years ended December 31, 2019 and December 31, 2020 and target performance (100%) for the remaining two measurement periods, with the amount in column (e) prorated to reflect the 2/3 of the performance period that would have been completed on December 31, 2020. Amounts in columns (c), (d) and (e) for the 2020-2022 TSR awards are based on actual performance for the year ended December 31, 2020 and target performance (100%) for the remaining three measurement periods, with the amount in column (e) prorated to reflect the 1/3 of the performance period that would have been completed on December 31, 2020. Amounts shown in column (f) for the 2019-2021 TSR awards were calculated in accordance with the award agreements by multiplying a prorated portion of the award (2/3) by an average payout factor based on actual performance results through December 31, 2020, and multiplying the remainder of the award (1/3) by a payout factor of 100%, reflecting target performance. Amounts shown in column (f) for the 2020-2022 TSR awards were calculated in accordance with the award agreements by multiplying a prorated portion of the award (1/3) by an average payout factor based on actual performance results through December 31, 2020, and multiplying the remainder of the award (2/3) by a payout factor of 100%, reflecting target performance. At December 31, 2020, none of the NEOs were eligible for retirement treatment (age 60 with 5 years of service) for purposes of their outstanding TSR awards.
(3)Amounts shown in columns (c), (d) and (f) reflect the market value of unvested RSUs based on a $49.72 per share value, the closing price of Vectrus common stock on December 31, 2020. Amounts shown in column (e) reflect the prorated portion of the unvested RSUs based on the number of full months of employment between the grant date and December 31, 2020. At December 31, 2020, none of the NEOs were eligible for retirement treatment (age 60 with 5 years of service) for purposes of their outstanding RSUs.

HOW TO ATTEND THE VIRTUAL 2021 ANNUAL MEETING OF SHAREHOLDERS

To be admitted to the 2021 Annual Meeting, please visit www.virtualshareholdermeeting.com/VEC2021. When prompted, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you receive with these proxy materials. You may vote or ask questions during the 2021 Annual Meeting by following the instructions available on www.virtualshareholdermeeting.com/VEC2021. Persons without a control number may attend the 2021 Annual Meeting as guests, but they will not have the option to vote shares or ask questions. Whether or not you plan to attend the 2021 Annual Meeting, we urge you to vote and submit your proxy in advance of the 2021 Annual Meeting by one of the methods described in these proxy materials.

You may begin to log into the virtual meeting platform at www.virtualshareholdermeeting.com/VEC2021 and enter your control number beginning at 7:45 a.m. Eastern Time on May 6, 2021. The meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A replay of the webcast will be available on the Investor Relations page of the Company’s website at www.vectrus.com/investors until May 8, 2022.

TRUE TO YOUR MISSION

VECTRUS
TRUE TO YOUR MISSION

719 591 3600

NYSE: VEC

VECTRUS.COM

VECTRUS

TRUE TO YOUR MISSION

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VEC2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D33483-P51426 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VECTRUS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3 AND "ONE YEAR" ON ITEM 4.

Vote on Class I Directors

1. ELECTION OF THREE CLASS I DIRECTORS

Nominees:	**For**	**Against**	**Abstain**
1a. Bradford J. Boston	☐	☐	☐
1b. Charles L. Prow	☐	☐	☐
1c. Phillip C. Widman	☐	☐	☐

Vote on Proposals

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. Approval, on an advisory basis, of the frequency of the advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign your name(s) exactly as it/they appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VECTRUS
TRUE TO YOUR MISSION

VECTRUS, INC.
Annual Meeting of Shareholders
8:00 a.m., Eastern Time, May 6, 2021
Virtual Shareholder Meeting
www.virtualshareholdermeeting.com/VEC2021
PLEASE PRESENT THE 16 DIGIT CONTROL NUMBER FOUND ON THIS CARD TO ENTER TO THE VIRTUAL MEETING ROOM

Note: If you plan to attend the Annual Meeting of Shareholders, please so indicate by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting live, please bring this Admission Ticket, as you will be required to enter the 16-digit control number found on your proxy card. The use of video, still photography or audio recording at the Annual Meeting is not permitted. Your compliance is appreciated.

This Admission Ticket should not be returned with your proxy but should be retained as you will need it to gain access to the virtual Annual Meeting.

SEC Proxy Access Notice

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held on May 6, 2021 at 8:00 a.m. virtually at www.virtualshareholdermeeting.com/VEC2021
The proxy materials for the Vectrus 2021 Annual Meeting of Shareholders, including the 2021 Proxy Statement and the 2020 Annual Report to Shareholders are available over the Internet. To view these proxy materials, please visit www.proxyvote.com.

D33484-P51426

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VECTRUS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 2021 AT 8:00 AM ET

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) **Kevin T. Boyle** and **Courtney A. Schoch**, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of Vectrus, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on May 6, 2021 virtually at www.virtualshareholdermeeting.com/VEC2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. In either case, if this form is signed and returned, the proxies will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Annual Meeting of Shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE